                                                                     EXHIBIT 2.5

===============================================================================



                          PURCHASE AND OPTION AGREEMENT


                                      among

                         BENTLEY SYSTEMS, INCORPORATED,

                                      REBIS

                                       and

                      THE SHAREHOLDERS NAMED IN SCHEDULE I




                          Dated as of January 25, 2002



===============================================================================

                                TABLE OF CONTENTS

DEFINED TERMS ....................................................................................................I

ARTICLE I THE PURCHASER PREFERRED SHARES..........................................................................1

   Section 1.01.           Issuance, Sale and Delivery of the Purchaser Preferred Shares and the Purchase Option..1
   Section 1.02.           Initial Closing........................................................................2
   Section 1.03.           Option.................................................................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................14

   Section 2.01.           Organization, Qualifications and Corporate Power......................................14
   Section 2.02.           Authorization of Agreements, Etc......................................................15
   Section 2.03.           Validity..............................................................................16
   Section 2.04.           Authorized Capital Stock..............................................................16
   Section 2.05.           Subsidiaries; Joint Ventures..........................................................17
   Section 2.06.           Financial Statements..................................................................18
   Section 2.07.           Events Subsequent to the Date of the Balance Sheet....................................19
   Section 2.08.           Litigation; Compliance with Law.......................................................19
   Section 2.09.           Proprietary Information of Third Parties..............................................20
   Section 2.10.           Intellectual Property.................................................................21
   Section 2.11.           Title to Properties...................................................................21
   Section 2.12.           Leasehold Interests...................................................................22
   Section 2.13.           Insurance.............................................................................22
   Section 2.14.           Taxes.................................................................................22
   Section 2.15.           Other Agreements......................................................................24
   Section 2.16.           Significant Customers and Suppliers...................................................26
   Section 2.17.           Governmental Approvals................................................................26
   Section 2.18.           Offering of the Preferred Shares......................................................26
   Section 2.19.           Brokers...............................................................................27
   Section 2.20.           Officers..............................................................................27
   Section 2.21.           Transactions With Affiliates..........................................................27
   Section 2.22.           Employees.............................................................................27
   Section 2.23.           Environmental Protection..............................................................27
   Section 2.24.           ERISA.................................................................................28

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................................................30

   Section 3.01.           Authority.............................................................................30
   Section 3.02.           Title and Other Matters...............................................................30
   Section 3.03.           Investment Experience.................................................................30
   Section 3.04.           Investment............................................................................31
   Section 3.05.           Rule 144..............................................................................31

   Section 3.06.           Access to Information.................................................................31
   Section 3.07.           Right to Vote.........................................................................31
   Section 3.08.           Legends...............................................................................32
   Section 3.09.           Residence.............................................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................32

   Section 4.01.           Organization, Qualifications and Corporate Power......................................32
   Section 4.02.           Authorization of Agreements, Etc......................................................32
   Section 4.03.           Validity..............................................................................33
   Section 4.04.           Authorized Capital Stock..............................................................33
   Section 4.05.           Financial Statements..................................................................34
   Section 4.06.           Litigation; Compliance with Law.......................................................35
   Section 4.07.           Brokers...............................................................................35
   Section 4.08.           Environmental Protection..............................................................35
   Section 4.09.           ERISA.................................................................................36
   Section 4.10.           Title to Properties...................................................................36
   Section 4.11.           Proprietary Information of Third Parties..............................................36
   Section 4.12.           Intellectual Property.................................................................37
   Section 4.13.           Taxes.................................................................................37
   Section 4.14.           Investment Experience.................................................................37
   Section 4.15.           Investment............................................................................37
   Section 4.16.           Rule 144..............................................................................38
   Section 4.17.           Access to Information.................................................................38
   Section 4.18.           Legends...............................................................................38

ARTICLE V CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER IN THE EVENT OF AN
EXERCISE OF THE CALL RIGHT, THE PUT RIGHT OR THE ADDITIONAL CALL RIGHT ..........................................38

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE
SHAREHOLDERS IN THE EVENT OF AN EXERCISE OF THE CALL RIGHT, THE PUT RIGHT OR THE
ADDITIONAL CALL RIGHT ...........................................................................................43

ARTICLE VII COVENANTS OF THE COMPANY AND THE SHAREHOLDERS........................................................46

   Section 7.01.           Financial Statements, Reports, Etc....................................................46
   Section 7.02.           Reserve for Conversion Shares.........................................................47
   Section 7.03.           Corporate Existence; Line and Operation of Business...................................47
   Section 7.04.           Cooperation in connection with the Purchaser IPO......................................48
   Section 7.05.           Properties, Business, Insurance.......................................................48
   Section 7.06.           Inspection, Consultation and Advice...................................................48
   Section 7.07.           Restrictive Agreements Prohibited; Integration........................................48
   Section 7.08.           Use of Proceeds; Purchaser Preferred Shares...........................................49
   Section 7.09.           Employee Nondisclosure and Developments Agreements....................................49
   Section 7.10.           Keeping of Records and Books of Account...............................................49

   Section 7.11.           Non-Competition; Non-Solicitation; Customer Interference..............................49
   Section 7.12.           Voting Agreements; No Solicitation; Option Agreements.................................50
   Section 7.13.           Certain Restrictions and Limitations..................................................51
   Section 7.14.           Restrictive Legend; Issuance of Additional Securities.................................51
   Section 7.15.           Money Obligations.....................................................................52
   Section 7.16.           Agreements............................................................................52
   Section 7.17.           Transactions with Affiliates..........................................................52
   Section 7.18.           Dividends, Distributions and Payments to Shareholders; Option Grants..................52
   Section 7.19.           Other Information and Events..........................................................53
   Section 7.20.           Future Subsidiaries...................................................................53
   Section 7.21.           Qualification.........................................................................53
   Section 7.22.           Draft Opinion.........................................................................53

ARTICLE VIII COVENANTS OF PURCHASER..............................................................................54

   Section 8.01.           Financial Statements, Reports.........................................................54
   Section 8.02.           Voting................................................................................54
   Section 8.03.           Inspections, Consultation and Advice..................................................55
   Section 8.04.           Purchaser IPO.........................................................................55
   Section 8.05.           Non-Solicitation......................................................................55
   Section 8.06.           Employee Benefits.....................................................................55
   Section 8.07.           Merger Subsidiary.....................................................................56
   Section 8.08.           Options...............................................................................56

ARTICLE IX MUTUAL COVENANTS......................................................................................57

   Section 9.01.           Antitrust Notification; Governmental Approvals........................................57
   Section 9.02.           Agreement of Merger...................................................................57
   Section 9.03.           Taxes.................................................................................57

ARTICLE X INDEMNIFICATION........................................................................................58

   Section 10.01.          Indemnification By the Company and the Shareholders...................................58
   Section 10.02.          Indemnification By Purchaser..........................................................59
   Section 10.03.          Indemnification Procedures............................................................59
   Section 10.04.          Limitations on Liability..............................................................61
   Section 10.05.          Claims Related to Voting Agreements and Option Agreements.............................62
   Section 10.06.          Claims Against the Company............................................................62
   Section 10.07.          Insurance.............................................................................62

ARTICLE XI MISCELLANEOUS.........................................................................................63

   Section 11.01.          Expenses..............................................................................63
   Section 11.02.          Survival of Representations and Warranties............................................63
   Section 11.03.          Right of Co-Sale......................................................................63
   Section 11.04.          Waiver of Claims......................................................................64
   Section 11.05.          Restrictions on Transfer; Right of First Refusal......................................64
   Section 11.06.          Brokerage.............................................................................65

   Section 11.07.          Parties in Interest...................................................................65
   Section 11.08.          Notices...............................................................................65
   Section 11.09.          Termination...........................................................................66
   Section 11.10.          Governing Law; Consent to Jurisdiction................................................66
   Section 11.11.          Entire Agreement......................................................................67
   Section 11.12.          Counterparts..........................................................................67
   Section 11.13.          Amendments; Waiver....................................................................67
   Section 11.14.          Severability..........................................................................67
   Section 11.15.          Titles and Subtitles..................................................................67
   Section 11.16.          Certain Defined Terms.................................................................67
   Section 11.17.          Public Announcement...................................................................71
   Section 11.18.          Time is of the Essence................................................................72

SPOUSAL CONSENT ................................................................................................ 75

INDEX TO EXHIBITS
EXHIBIT A         Certificate of Determination
EXHIBIT B         Articles of of the Company
EXHIBIT C         Agreement of Merger
EXHIBIT D         Purchaser Shares Registration Rights Agreement
EXHIBIT E         Purchaser Promissory Note
EXHIBIT F         First Company Promissory Note
EXHIBIT G         Escrow Agreement
EXHIBIT H         Second Company Promissory Note
EXHIBIT I         Pillsbury Winthrop Legal Opinion
EXHIBIT J         Dechert Legal Opinion
EXHIBIT K         Voting Agreement
EXHIBIT L         Option Agreement
EXHIBIT M         Press Release

                                  DEFINED TERMS

Acquired Percentage...............................................................................................5
Additional Call Right.............................................................................................6
Additional Call Right Look Back...................................................................................7
Additional Call Right Notice.....................................................................................10
Additional Call Right Option Expiration Date.....................................................................14
Additional Call Right Out-of-Money Options........................................................................8
Additional Call Right Purchase Amount.............................................................................6
Additional Purchaser Options.....................................................................................56
Additional Shares................................................................................................51
Agreement.........................................................................................................1
Agreement of Merger...............................................................................................4
Alternate Additional Call Right Per Share Purchase Amount.........................................................7
Assets and Properties............................................................................................67
Assumed Options..................................................................................................13
Balance Sheet....................................................................................................18
Benefit Arrangement..............................................................................................29
Benefit Arrangements.............................................................................................29
Business or Condition............................................................................................68
Call Right........................................................................................................2
Call Right Notice................................................................................................10
Certificate of Determination......................................................................................1
Charter Documents.................................................................................................2
Code.............................................................................................................13
Company...........................................................................................................1
Company Common Stock..............................................................................................1
Company Indemnified Parties......................................................................................59
Company Initial Closing Basket...................................................................................61
Company IPO.......................................................................................................9
Company Liquidity Event...........................................................................................9
Company Options..................................................................................................14
Company Repurchase................................................................................................4
Company Stock Option Plan........................................................................................13
Company's Refusal Period.........................................................................................65
Conversion Rate..................................................................................................13
Conversion Shares................................................................................................15
Damage...........................................................................................................59
Damages..........................................................................................................59
Declining Notice.................................................................................................10
DOJ..............................................................................................................57
Employee Plan....................................................................................................29
Employee Plans...................................................................................................29

Environmental Laws...............................................................................................28
ERISA............................................................................................................28
Escrow Agent.....................................................................................................12
Escrow Agreement.................................................................................................12
excess parachute payments........................................................................................23
Financial Statements.............................................................................................18
First Company Promissory Note.....................................................................................9
FTC..............................................................................................................57
Fully Diluted Shares.............................................................................................68
Hazardous Substances.............................................................................................28
HSR Act..........................................................................................................57
Indemnified Party................................................................................................60
Indemnifying Party...............................................................................................60
Initial Closing Date..............................................................................................2
Initial Filing Date..............................................................................................10
Intellectual Property............................................................................................68
Inventions.......................................................................................................68
IPO Notice.......................................................................................................55
Joint Venture....................................................................................................24
Joint Venture Shares.............................................................................................18
Joint Ventures...................................................................................................15
Litigation Conditions............................................................................................60
Look-Back Amount..................................................................................................9
material.........................................................................................................69
Material Adverse Effect..........................................................................................69
Material Contracts...............................................................................................26
Measuring Date....................................................................................................6
Merger............................................................................................................1
Merger Subsidiary.................................................................................................1
Non-Selling Shareholders.........................................................................................63
Offered Price....................................................................................................63
Offered Shares...................................................................................................63
Operating Income.................................................................................................69
Operating Income Margin..........................................................................................70
Option Agreement.................................................................................................51
Option Expiration Date...........................................................................................13
Option Number....................................................................................................56
Out-of-Money Company Options......................................................................................5
person...........................................................................................................70
Pillsbury........................................................................................................40
Pillsbury Opinion................................................................................................40
Pillsbury Qualifications.........................................................................................42
Post-Initial Closing Balance Sheet...............................................................................41
Post-Initial Closing Financial Statements........................................................................41

Preferred Stock..................................................................................................16
Premises.........................................................................................................28
Proposal.........................................................................................................50
Proposed Transferee..............................................................................................63
Purchase Option...................................................................................................2
Purchaser.........................................................................................................1
Purchaser Balance Sheet..........................................................................................34
Purchaser Charter Documents......................................................................................33
Purchaser Class A Common Stock...................................................................................33
Purchaser Class B Common Stock...................................................................................33
Purchaser Class C Common Stock...................................................................................33
Purchaser Class D Common Stock...................................................................................33
Purchaser Common Stock...........................................................................................34
Purchaser Financial Statements...................................................................................34
Purchaser Indemnified Parties....................................................................................58
Purchaser Initial Closing Basket.................................................................................61
Purchaser IPO.....................................................................................................4
Purchaser Offered Price..........................................................................................64
Purchaser Offered Shares.........................................................................................64
Purchaser Preferred Shares........................................................................................1
Purchaser Preferred Stock........................................................................................33
Purchaser Premises...............................................................................................36
Purchaser Promissory Notes........................................................................................7
Purchaser Shares..................................................................................................6
Purchaser Shares Registration Rights Agreement....................................................................6
Purchaser Subsidiaries...........................................................................................32
Purchaser's Notice...............................................................................................64
Put Right.........................................................................................................2
Put Right Notice.................................................................................................10
Registration Rights Agreement.....................................................................................3
Remaining Shares..................................................................................................2
Remaining Shares Per Share Purchase Amount........................................................................5
Remaining Shares Purchase Amount..................................................................................5
Representatives..................................................................................................50
Repurchased Preferred Shares......................................................................................9
Restriction Period...............................................................................................49
Revenues.........................................................................................................70
Right of First Refusal...........................................................................................65
Second Company Promissory Note...................................................................................12
SEG...............................................................................................................3
Selling Shareholder Notice.......................................................................................63
Selling Shareholders.............................................................................................63
Series A Preferred Stock..........................................................................................1
Shareholder.......................................................................................................1

Shareholders......................................................................................................1
Software.........................................................................................................70
Subsequent Closing...............................................................................................10
Subsequent Closing Date..........................................................................................10
Subsidiaries.....................................................................................................15
Subsidiary.......................................................................................................24
Subsidiary Shares................................................................................................17
Tangible Net Worth...............................................................................................71
Tax..............................................................................................................23
Tax Return.......................................................................................................23
Taxes............................................................................................................23
Taxing Authority.................................................................................................22
Termination Date..................................................................................................4
Third Party Claim................................................................................................60
Voting Agreement.................................................................................................50

                          PURCHASE AND OPTION AGREEMENT

     This PURCHASE AND OPTION AGREEMENT (the "Agreement") is dated as of January 25, 2002 among Bentley Systems, Incorporated, a Delaware corporation ("Purchaser"), Rebis, a California corporation (the "Company"), and the several shareholders of the Company named in the attached Schedule I (individually a "Shareholder" and collectively the "Shareholders").

     WHEREAS, the Company has authorized but unissued Series A Convertible Preferred Stock, no par value (the "Series A Preferred Stock"), having the terms set forth in the Amended and Restated Certificate of Determination attached hereto as Exhibit A (the "Certificate of Determination");

     WHEREAS, the Company wishes to issue and sell to Purchaser 501,932 shares (the "Purchaser Preferred Shares") of Series A Preferred Stock;

     WHEREAS, Purchaser wishes to purchase the Purchaser Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Company and Purchaser each wish to have an option to cause the other to enter into an agreement of merger which will effect the merger of a to-be-formed California corporation that will be a wholly-owned subsidiary of Purchaser (the "Merger Subsidiary") with and into the Company, with the Company as the surviving corporation (the "Merger"). Pursuant to the Merger, Purchaser shall acquire all of the capital stock of the Company that Purchaser does not own after its purchase of the Purchaser Preferred Shares (except those subject to dissenters' rights), the effect of which will be that Purchaser shall own one hundred percent (100%) of the issued and outstanding capital stock of the Company (assuming Purchaser has not transferred any of the Purchaser Preferred Shares); and

     WHEREAS, as an inducement to Purchaser to enter into this Agreement, each Shareholder shall agree to vote all shares of Common Stock, no par value, of the Company ("Company Common Stock") held by him in favor of approval and adoption of the Merger and the Agreement of Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                         THE PURCHASER PREFERRED SHARES

     Section 1.01. Issuance, Sale and Delivery of the Purchaser Preferred Shares and the Purchase Option. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below), the Company agrees to issue and sell to Purchaser and Purchaser hereby agrees to purchase from the Company, 501,932 shares of Series A Preferred Stock. In addition, the Company grants Purchaser an option (the "Call Right") to acquire all of the capital stock of the Company that Purchaser does not own after its purchase of the Purchaser Preferred Shares

(such securities, the "Remaining Shares") and Purchaser grants the Company an option (the "Put Right") to sell the Remaining Shares, on the terms and subject to the conditions described in Section 1.03 (collectively, the "Purchase Option"). The aggregate purchase price to be paid by Purchaser for the Purchaser Preferred Shares and the Purchase Option shall be Five Million Dollars ($5,000,000).

     Section 1.02. Initial Closing. (a) Time and Place of the Initial Closing. The closing with respect to the sale and purchase of the Purchaser Preferred Shares and the Purchase Option shall take place on the date hereof and simultaneously with the delivery and execution of this Agreement at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, at 10:00 a.m., Philadelphia time, or at such other location, date and time as may be agreed upon between Purchaser and the Company (such closing being called the "Initial Closing" and such date and time being called the "Initial Closing Date"). At the Initial Closing, the Company shall issue and deliver to Purchaser, a stock certificate or certificates in definitive form, registered in the name of Purchaser, representing the Purchaser Preferred Shares being purchased by Purchaser at the Initial Closing. As payment in full for the Purchaser Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, and in payment for the Call Right, the Additional Call Right (as defined below) and the other rights of Purchaser related to the Purchase Option set forth herein, on the Initial Closing Date Purchaser shall transfer to the bank accounts designated in Section 1.02(b)(ii)(A) hereof Five Million Dollars ($5,000,000) (the "Initial Closing Payment") by wire transfer.

     (b)  Deliveries at the Initial Closing.

          (i) Deliveries by the Company and the Shareholders to Purchaser. At the Initial Closing, the Company and, with respect to subsections (G) and (H), the Shareholders shall deliver or cause to be delivered the following to
Purchaser:


          (A) a stock certificate or certificates in definitive form, registered in the name of Purchaser, representing the Purchaser Preferred Shares;

          (B) the Articles of Incorporation of the Company, as amended, attached hereto as Exhibit B and the Certificate of Determination (collectively referred to as the "Charter Documents"), certified as of a recent date by the Secretary of State of the State of California;

          (C) (1) a complete copy of the Bylaws of the Company as in effect on the Initial Closing Date; and (2) a complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement (as defined below), the issuance, sale and delivery of the Purchaser Preferred Shares and the reservation, issuance and delivery of the Conversion Shares (as defined below), and a secretary's certificate to the effect that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

          (D) the Registration Rights Agreement (the "Registration Rights Agreement"), executed by the Company;

          (E) an opinion of Pillsbury Winthrop LLP, counsel to the Company, dated the date of the Initial Closing;

          (F) the Voting Agreement (as defined below) of each Shareholder, executed by each Shareholder;

          (G) the Option Agreement (as defined below) of each Shareholder, executed by each Shareholder; and

          (H) such other agreements, certificates and documents as may be reasonably requested by Purchaser.

          (ii) Deliveries by Purchaser to the Company and Shareholders. At the Initial Closing, Purchaser shall deliver or cause to be delivered the following to the Company and, with respect to subsection (C), to each Shareholder:

          (A) the Initial Closing Payment (of which Four Million Seven Hundred and Twenty-Five Thousand Dollars ($4,725,000) shall be paid to a bank account designated in writing by the Company and of which Two Hundred and Seventy-Five Thousand Dollars ($275,000) shall be paid to a bank account designated in writing by Software Equity Group, L.L.C. ("SEG") in full payment of a fee payable by the Company to SEG at the Initial Closing);

          (B)  the Registration Rights Agreement, executed by Purchaser;

          (C)  the Option Agreement of each Shareholder, executed by Purchaser;

          (D) an opinion of Dechert, counsel to Purchaser, dated the date of the Initial Closing; and

          (E) such other agreements, certificates and documents as may be reasonably requested by the Company.

          (iii) Delivery by the Company to the Shareholders. Prior to the Initial Closing, each Shareholder shall deliver or cause to be delivered to the Company certificates in definitive form representing the shares of Company Common Stock set forth beside such Shareholder's name on Schedule 3.07 hereof, and at the Initial Closing, the Company shall return such certificates to each such Shareholder, and each such returned certificate shall bear the following legend:


     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE PURCHASE AND OPTION AGREEMENT DATED JANUARY 25, 2002 BY AND AMONG THE COMPANY, PURCHASER AND CERTAIN OF THE SHAREHOLDERS OF THE COMPANY (INCLUDING CERTAIN CO-SALE PROVISIONS CONTAINED THEREIN), THE VOTING AGREEMENT DATED JANUARY 25, 2002 BY AND BETWEEN THE PURCHASER AND THE

     SHAREHOLDER, AND THE OPTION AGREEMENT DATED JANUARY 25, 2002 BY AND BETWEEN THE PURCHASER AND THE SHAREHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

     Section 1.03 Option

          (a) Grant of Option. The Purchase Option shall be granted at the Initial Closing. Upon the earlier to occur of (i) ninety (90) days following the Initial Closing, or (ii) the consummation by the Company of the repurchase of certain issued and outstanding shares of Company Common Stock within ninety (90) days following the Initial Closing Date as provided for in Section 7.08 hereof (the "Company Repurchase"), and subject to the other provisions of this Section 1.03, (A) pursuant to the Call Right, Purchaser shall have an option to cause the Company and the Shareholders to enter into an Agreement of Merger in the form attached hereto as Exhibit C (the "Agreement of Merger") and (B) pursuant to the Put Right, the Company shall have an option to cause Purchaser to form Merger Subsidiary and cause Merger Subsidiary to enter into the Agreement of Merger.

          (b) Term of Option. The Call Right and the Put Right shall be exercisable in accordance with Section 1.03(g), subject to the consummation of an initial public offering registered under the Securities Act covering the offer and sale to the public for the account of Purchaser of common stock of Purchaser (the "Purchaser IPO"). The Call Right and the Put Right shall terminate (the date of such termination, as it may be extended in accordance herewith, is referred to as the "Termination Date") on March 31, 2003; provided that (i) upon written notice duly given to Purchaser prior to the date sixty
(60) days prior to the Termination Date then in effect, the Company shall have the right without the consent of Purchaser to extend the Termination Date with respect to the Call Right, the Put Right and the Additional Call Right (as defined below) until December 31, 2003, and thereafter, the Company shall have the right with the written consent of Purchaser to extend the Termination Date, and (ii) in the event that Purchaser files a registration statement under the Securities Act in connection with a proposed Purchaser IPO prior to the Termination Date, the Termination Date shall automatically be extended, if applicable, until the earlier of the date (A) that is seven months after the filing of such registration statement or (B) on which such registration statement is withdrawn.

          (c) Conditions to the Consummation of the Transactions Contemplated by the Put Right and the Call Right. The Company's ability to consummate the transactions contemplated by the Put Right and Purchaser's obligation to honor the Put Right and enter into the Agreement of Merger shall be subject to the satisfaction or waiver of the conditions set forth in Article V hereof. Purchaser's ability to consummate the transactions contemplated by the Call Right and the Company's obligation to honor the Call Right and enter into the Agreement of Merger shall be subject to the satisfaction or waiver of the conditions set forth in Article VI hereof.

          (d) Purchase Price. In the event that Purchaser exercises the Call Right or the Company exercises the Put Right, the per share purchase price for the Remaining Shares shall equal an amount (the "Remaining Shares Per Share Purchase Amount") equal to ((A x B) + C) x D / E, where "A" is the initial public offering price per share of Purchaser common stock in the Purchaser IPO times the total number of shares of common stock of Purchaser outstanding on a fully diluted basis (determined using the treasury method) immediately following the consummation of the Purchaser IPO (including the Purchaser Shares (as defined below)), where "B" is a fraction obtained by dividing (y) the Company's Revenues (as defined in Section 11.16) for the trailing four full quarters before the Purchaser IPO by (z) the sum of Purchaser's Revenues for the trailing four full quarters before the Purchaser IPO plus the Company's Revenues for the trailing four full quarters before the Purchaser IPO, where "C" is an amount equal to the aggregate amount that would have been paid to the Company in cash upon the exercise of Company Options (as defined below) that are Assumed Options (as defined below) on the Subsequent Closing Date, where "D" is the percentage of Fully Diluted Shares (as defined below but excluding Out-of-Money Company Options as defined below) of the Company on the Subsequent Closing Date that are not owned by Purchaser (the "Acquired Percentage"), and where "E" is the total number of Fully Diluted Shares (excluding Out-of-Money Company Options) of the Company on the Subsequent Closing Date that are not owned by Purchaser. "Out-of-Money Company Options" are Company Options with an exercise price greater than (e) the percentage of the Fully Diluted Shares of the Company on the date of the Call Right Notice (as defined below) or the Put Right Notice (as defined below), as applicable, that are not owned by Purchaser, multiplied by
(f) the sum of (1) "A" x "B" as defined in the first sentence of this paragraph (except that "A" and "B" shall be calculated based upon information in the preliminary prospectus related to the Purchaser IPO, including using the middle of the proposed range for the initial public offering price per share of Purchaser common stock in the Purchaser IPO and Revenue information concerning each party if such Revenue information is reported in such preliminary prospectus) plus (2) the aggregate amount that would result from the exercise of all Company Options outstanding on the date of the Call Right Notice or Put Right Notice, as applicable, divided by (g) the total number of Fully Diluted Shares outstanding on the date of the Call Right Notice or the Put Right Notice, as applicable. The "Remaining Shares Purchase Amount" shall equal the Remaining Shares Per Share Purchase Amount times the total number of shares outstanding of the Company (not including shares underlying Company Options) on the Subsequent Closing Date that are not owned by Purchaser. Notwithstanding the foregoing, in no event shall the product of "A" x "B" in the first sentence of this paragraph equal less than two times the Company's Revenues for the trailing four full quarters immediately prior to the Purchaser IPO. In addition, notwithstanding the foregoing, in the event that the prospectus used in the Purchaser IPO does not include any historical or pro-forma financial disclosure about the Company, then clause (z) above, which is used in the calculation of "B" in the first sentence of this paragraph, shall equal Purchaser's Revenues for the trailing four full quarters before the Purchaser IPO. In addition, notwithstanding the foregoing, the maximum number of shares of Company Common Stock underlying Company Options plus the maximum number of shares issued upon exercise of Company Options between the Initial Closing Date and the Subsequent Closing Date that may be taken account of in the calculation of the Acquired Percentage shall not be higher than three million five hundred thirteen thousand five hundred twenty-four (3,513,524) minus the number of shares of Company Common Stock outstanding on the Measuring Date. In addition, after the expiration of any over-allotment option granted to the underwriters in connection with the Purchaser IPO, if the underwriters exercised such over-allotment option, to the extent the shares of Purchaser common stock issued upon exercise of such over-allotment option were not taken account of in the calculation of "A" in the first sentence of this paragraph at the Subsequent Closing Date, the Remaining Shares Per Share Purchase Amount calculated at the Subsequent Closing Date shall be re-calculated such that "A" in such recalculation takes account of the shares of Purchaser common stock issued upon exercise of such over-allotment option that were not taken account of in the calculation of "A" at the Subsequent Closing Date, and the positive difference between the Remaining Shares Per Share Purchase Amount as calculated pursuant to this sentence and as calculated on the Subsequent Closing Date shall be distributed to the former shareholders of the Company. The "Measuring Date" shall be the date that is the earlier to occur of (A) the ninety-first (91st) day after the Initial Closing Date; or (B) the first day after the date on which the Company informs Purchaser pursuant to Section 11.08 hereof that the Company Repurchase is complete.

The Remaining Shares Purchase Amount shall be paid in a combination of cash and shares of Purchaser common stock (valued at the public offering price per share in the Purchaser IPO) (the "Purchaser Shares"), such that the cash paid by Purchaser shall equal seventy percent (70%) of the Remaining Shares Purchase Amount. The balance of the Remaining Shares Purchase Amount shall be payable in Purchaser Shares. The Purchaser Shares shall have registration rights pursuant to the terms of a Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the "Purchaser Shares Registration Rights Agreement"). On the Subsequent Closing Date (as defined below), each outstanding share of Company Common Stock (other than shares of Company Common Stock held by Purchaser and dissenting shares of Company Common Stock) shall be converted into the right to receive the Remaining Shares Per Share Purchase Amount (less the pro rata portion of the fee due to SEG), with each share being converted into the same combination of Purchaser Shares and cash. Company Options shall be treated as set forth in Section 1.03(i)(A) hereof.

          (e) Additional Call Right. On or after one hundred eighty (180) days following the Initial Closing Date, in addition to the Call Right, Purchaser shall have an option (the "Additional Call Right"), subject to the satisfaction or waiver by the party entitled to waive the same of the conditions set forth in
Article VI hereof, to cause the Company and the Shareholders to enter into the Agreement of Merger. In the event that Purchaser exercises the Additional Call Right, the per share purchase price for the Remaining Shares and the Company Options (excluding Additional Call Right Out-of-Money Options (as defined below)) (the "Additional Call Right Per Share Purchase Amount") shall equal (i) the percentage of Fully Diluted Shares (excluding Additional Call Right Out-of-Money Options) of the Company on the Subsequent Closing Date that are not owned by Purchaser multiplied by (ii) the sum of (A) two times the Company's Revenues for the trailing four full quarters at the time of such exercise plus
(B) the aggregate amount that would have been paid to the Company in cash upon the exercise of Company Options outstanding on the Subsequent Closing Date that are not Additional Call Right Out-of-Money Options divided by (iii) the total number of Fully Diluted Shares (excluding Additional Call Right Out-of-Money Options) of the Company on the Subsequent Closing Date that are not owned by Purchaser. The "Additional Call Right Purchase Amount" shall equal (a) the Additional Call Right Per Share Purchase Amount multiplied by the total number of Fully Diluted Shares (excluding Additional Call Right Out-of-Money Options) of the Company on the Subsequent Closing Date that are not owned by Purchaser minus (b) the aggregate amount that would have been paid to the Company in cash upon the exercise of Company Options outstanding on the Subsequent Closing Date that are not Additional Call Right Out-of-Money Options. The Additional Call Right Purchase Amount shall be payable, at the option of Purchaser, in cash at the Subsequent Closing (as defined below), or at least one-third in cash at the Subsequent Closing and the remainder in the form of promissory notes of Purchaser in the form attached hereto as Exhibit E (the "Purchaser Promissory Notes"). Company Options shall be treated as set forth in Section 1.03(i)(B) hereof. The Purchaser Promissory Notes will be dated the date of the Subsequent Closing and will be payable in cash to each shareholder of the Company (other than Purchaser and dissenting shareholders) in two equal annual installments for the remaining amount of the Additional Call Right Purchase Amount payable to each such shareholder of the Company, the first such installment to be payable one year after the Subsequent Closing. The Purchaser Promissory Notes shall bear interest at a rate equal to the interest rate in effect from time to time under any revolving credit facility of Purchaser in excess of $5,000,000 or, if Purchaser does not have such a revolving credit facility, at a rate equal to the annual prime interest rate published in The Wall Street Journal from time to time plus one percent (1%). The Purchaser Promissory Notes shall further provide that the installment payments shall accelerate and become immediately due and payable (A) upon the consummation of the Purchaser IPO, (B) upon the consummation of a sale by Purchaser of its equity securities for cash, provided that the accelerated amount will be limited to the net proceeds that are not to be used to redeem any securities of Purchaser outstanding on the Initial Closing Date or (C) upon the consummation of a sale of fifty percent (50%) or more of the stock or assets of Purchaser or a merger or similar reorganization of Purchaser that results in Purchaser's shareholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity. Notwithstanding the foregoing, in the event Purchaser exercises the Additional Call Right and so acquires the Remaining Shares, if a Purchaser IPO is consummated prior to twelve (12) months after the Termination Date in effect at the time Purchaser exercises the Additional Call Right, the shareholders of the Company that sell the Remaining Shares to Purchaser and the holders of Company Options outstanding on the Subsequent Closing Date that are not Additional Call Right Out-of-Money Options shall be entitled to receive from Purchaser, on the date the Purchaser IPO is consummated, for each such Remaining Share or each share underlying such Company Options that are not Additional Call Right Out-of-Money Options held by such holders, additional consideration in cash (the "Additional Call Right Look Back") equal to the excess, if any, net of fees due to SEG equal to five and one-half percent (5 -1/2%) of such excess, which shall also be deducted from the Additional Call Right Look Back and paid by Purchaser on behalf of such holders to SEG on the date the Purchaser IPO is consummated, of the Alternate Additional Call Right Per Share Purchase Amount (as defined below) over the Additional Call Right Per Share Purchase Amount. The "Alternate Additional Call Right Per Share Purchase Amount" is equal to ((A x B) + C) x D/E, where "A" is the initial public offering price per share of Purchaser common stock in the Purchaser IPO multiplied by the total number of shares of common stock of Purchaser outstanding on a fully diluted basis (determined using the treasury method) immediately following the consummation of the Purchaser IPO, where "B" is a fraction obtained by dividing (y) the Company's Revenues for the trailing four full quarters before the exercise of the Additional Call Right by (z) the sum of Purchaser's Revenues for the trailing four full quarters before the exercise of the Additional Call Right plus the Company's Revenues for the trailing four full quarters before the exercise of the Additional Call Right, where "C" is the aggregate amount that would have been paid to the Company in cash upon the exercise of Company Options outstanding on the Subsequent Closing Date that were not Additional Call Right Out-of-Money Options, where "D" is the percentage of Fully Diluted Shares (excluding Additional Call Right Out-of-Money Options) of the Company on the Subsequent Closing Date that were not owned by Purchaser, and where "E" is the total number of Fully Diluted Shares (excluding

Additional Call Right Out-of-Money Options) of the Company on the Subsequent Closing Date that were not owned by Purchaser. In addition, after the expiration of any over-allotment option granted to the underwriters in connection with the Purchaser IPO, if the underwriters exercised such over-allotment option, to the extent the shares of Purchaser common stock issued upon exercise of such over-allotment option were not taken account of in the calculation of "A" in the immediately preceding sentence, the Alternate Additional Call Right Per Share Purchase Amount shall be re-calculated such that "A" in such recalculation takes account of the shares of Purchaser common stock issued upon exercise of such over-allotment option that were not taken account of in the initial calculation of "A," and the positive difference between the Alternate Additional Call Right Per Share Purchase Amount as calculated pursuant to this sentence and as initially calculated shall be distributed to the former shareholders of the Company. "Additional Call Right Out-of-Money Options" are Company Options outstanding on the date of the Additional Call Right Notice (as defined below) with an exercise price greater than (e) the percentage of the Fully Diluted Shares of the Company on the date of the Additional Call Right Notice that are not owned by Purchaser, multiplied by (f) the sum of (1) two times the Company's Revenues for the trailing four full quarters at the time of the exercise of the Additional Call Right plus (2) the aggregate amount that would result from the exercise of all Company Options outstanding on the date of the Additional Call Right Notice, divided by (g) the total number of Fully Diluted Shares of the Company outstanding on the date of the Additional Call Right Notice.

          (f)  Rights After the Termination Date.

               (i) In the event that the Company does not elect to extend the Termination Date to December 31, 2003 as provided in Section 1.03(b), and the Call Right, the Put Right and the Additional Call Right expire unexercised, the Company shall have an option, subject to Section 1.03(f)(ii) below, exercisable prior to the consummation of a Company Liquidity Event (as defined below) or a Company IPO (as defined below) and no later than three years after the Termination Date, to repurchase the Purchaser Preferred Shares from Purchaser, and Purchaser shall have an option, exercisable within 90 days after the Termination Date, to sell the Purchaser Preferred Shares to the Company, free and clear of all liens, charges, claims, and encumbrances other than those imposed by or through the Company, for an aggregate price equal to Three Million Five Hundred Thousand Dollars ($3,500,000), payable in cash or pursuant to the terms of the First Company Promissory Note (as defined below). Notwithstanding the foregoing, if the Call Right, the Put Right and the Additional Call Right expire unexercised after the consummation of the Purchaser IPO, Purchaser shall not have such option to sell the Purchaser Preferred Shares to the Company. In the event that the Company elects to extend the Termination Date to December 31, 2003 as provided in Section 1.03(b), and the Call Right, the Put Right and the Additional Call Right expire unexercised, the Company shall have an option, exercisable within three years after the Termination Date, to repurchase the Purchaser Preferred Shares from Purchaser for an aggregate price equal to Three Million Dollars ($3,000,000), payable in cash or pursuant to the terms of the First Company Promissory Note.

               (ii) The Company may exercise its option to repurchase the Purchaser Preferred Shares referred to in Section 1.03(f)(i), in whole or in part from time to time during the period set forth in subsection (f)(i) above (the "Repurchased Preferred Shares"); provided that partial exercises shall be for not less than 125,483 shares of the Purchaser Preferred Shares. In the event that Purchaser exercises its option referred to in Section 1.03(f)(i) to sell the Purchaser

Preferred Shares to the Company or the Company exercises its option referred to in Section 1.03(f)(i) to repurchase such shares, the Company may pay for the Purchaser Preferred Shares in three equal annual installments, pursuant to the terms of a promissory note in the form attached hereto as Exhibit F (the "First Company Promissory Note"). The First Company Promissory Note will be dated the date of the closing of such sale and will provide that the first installment will be due in cash on the first anniversary of the closing of such sale. The First Company Promissory Note shall further provide that all such installments shall accelerate and become immediately due upon completion of a Company Liquidity Event. "Company Liquidity Event" means a sale of fifty percent (50%) or more of the stock or assets of the Company or a merger of the Company that results in the Company's shareholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity.

               (iii) In the event that the Call Right, the Put Right and the Additional Call Right expire unexercised and the Company exercises its option to repurchase the Purchaser Preferred Shares from Purchaser under Section 1.03(f)(i) (but not if Purchaser exercises its option under Section 1.03(f)(i) to sell the Purchaser Preferred Shares to the Company) and within one year after the closing of any such repurchase there is a Company Liquidity Event or an initial public offering of equity securities of the Company (a "Company IPO") that is not a Company Liquidity Event, Purchaser shall be entitled to be paid additional consideration, if any, equal to the Look-Back Amount. The "Look-Back Amount" shall be equal to the positive difference between the consideration payable to Purchaser as a result of such repurchase and (A) in the case of a Company Liquidity Event in which the valuation of the Company upon which the Company Liquidity Event was based exceeded $28,000,000, the consideration Purchaser would have been entitled to if it had disposed of the Repurchased Preferred Shares (or shares of Company Common Stock underlying the Repurchased Preferred Shares) in such Company Liquidity Event, or (B) in the case of a Company IPO that is not a Company Liquidity Event, in which the aggregate valuation of the Company (based upon the market capitalization of the Company immediately following the Company IPO) exceeds $28,000,000, the value of the Repurchased Preferred Shares (on an as converted basis) at the Company IPO price per share; provided, however, that in no event shall the total amount paid for the Repurchased Preferred Shares (including the Look-Back Amount and any prior payments made for the Repurchased Preferred Shares) exceed $5,000,000.

               (iv) Any closing under this Section 1.03(f) shall take place on the date that is 30 days after written notice of the exercise of an option under
Section 1.03(f) has been delivered pursuant to Section 11.08 hereof by the exercising party to the other party, and such closing shall take place at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, at 10:00 a.m., Philadelphia time, or at such other location, date and time as may be agreed upon between Purchaser and the Company.

          (g)  Exercise of Call Right, Put Right and Additional Call Right.

               (i) Exercise of Call Right and Put Right. Purchaser shall deliver to the Company written notice pursuant to Section 11.08 hereof of its intention to exercise (such notice, the "Call Right Notice") or not to exercise (such notice, the "Declining Notice") the Call Right not more than 5 days after the initial filing by Purchaser under the Securities Act with the

Securities and Exchange Commission (the "Commission") of a registration statement for the Purchaser IPO (the date of such initial filing, the "Initial Filing Date"). The closing in connection with the Call Right shall be subject to the consummation of the Purchaser IPO and the satisfaction of or waiver by the party entitled to waive the same of the conditions set forth in Article V and
Article VI hereof. If the Company intends to exercise the Put Right, it shall deliver to Purchaser written notice pursuant to Section 11.08 hereof (the "Put Right Notice") of such intention not more than 20 days after the Company's receipt of the Declining Notice, after which 20 day period, the Put Right shall automatically terminate. The closing in connection with the Put Right shall be subject to the consummation of the Purchaser IPO and the satisfaction of or waiver by the party entitled to waive the same of the conditions set forth in
Article V and Article VI hereof. Within twenty (20) days after the date of the Call Right Notice or the Put Right Notice, as applicable, provided that a Purchaser Material Adverse Effect (as defined below) does not exist, the Company shall convene a meeting or obtain the consent of the shareholders of the Company for the purpose of approving the Agreement of Merger and the Merger.

               (ii) Exercise of the Additional Call Right. The Additional Call Right may be exercised by Purchaser at any time on or after one hundred eighty
(180) days following the Initial Closing Date by written notice to the Company pursuant to Section 11.08 hereof (the "Additional Call Right Notice").

          (h) Subsequent Closing; Escrow; Additional Purchaser Right. (i) Provided that Purchaser or the Company, as the case may be, shall have exercised the Call Right or the Put Right, as the case may be, the closing with respect to the exercise of the Call Right or the Put Right shall take place at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, at 10:00 a.m., Philadelphia time, after the conditions set forth in Article V and Article VI hereof are satisfied or waived by the party entitled to waive the same concurrently with the closing of the Purchaser IPO or as soon as reasonably practicable thereafter, at Purchaser's option. Provided that Purchaser shall have exercised the Additional Call Right, the closing with respect to the Additional Call Right shall take place at such offices of Dechert at 10:00 a.m., Philadelphia time, five (5) business days after the date on which all the conditions set forth in Article V and Article VI hereof with respect to the Additional Call Right have been satisfied or waived by the party entitled to waive the same, or at such other location, date and time as may be agreed upon between Purchaser and the Company. The closing related to the exercise of the Call Right, the Put Right or the Additional Call Right shall be referred to as the "Subsequent Closing," and the date and time of the Subsequent Closing shall be referred to as the "Subsequent Closing Date."

               (ii) At the Subsequent Closing in connection with the exercise of the Put Right, Call Right or the Additional Call Right, the Company and the Shareholders shall deliver to Purchaser a certificate dated the Subsequent Closing Date and signed by the President and Chief Financial Officer of the Company and by each Shareholder certifying that, subject to the updated disclosure schedules related to such representations and warranties delivered by the Company and the Shareholders concurrently with the delivery of such certificate and attached to such certificate, the representations and warranties of the Company and the Shareholders contained in this Agreement not qualified as to materiality shall be true and correct in all material respects, and the representations and warranties that are qualified as to materiality shall be true and correct in all respects, in each case as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date). Notwithstanding the fact that a representation and warranty of the Company and the Shareholders delivered on the Initial Closing Date was not made subject to any disclosure set forth on a disclosure schedule, the Company and the Shareholders shall be permitted to deliver such a disclosure schedule in connection with such representation and warranty at the Subsequent Closing, and in no event shall the mere addition of any such updated disclosure at the Subsequent Closing give rise to any liability for a breach of representation or warranty on the part of the Company or the Shareholders pursuant to Article X hereof. To the extent that there is a balance sheet of any Joint Venture dated as of a date reasonably close to the Subsequent Closing Date and prepared in accordance with generally accepted accounting principles consistently applied, the Company may deliver and represent and warrant the accuracy of such balance sheet in lieu of the representation and warranty set forth in Section 2.06(d) hereof.

                           (iii) At the Subsequent Closing in connection with
the exercise of the Additional Call Right, if Purchaser elects to pay a portion of the Additional Call Right Purchase Amount pursuant to the Purchaser Promissory Notes, Purchaser shall deliver to the Company a certificate dated the Subsequent Closing Date and signed by an authorized officer of Purchaser certifying that, subject to the updated disclosure schedules to such representations and warranties delivered by Purchaser concurrently with the delivery of such certificate and attached to such certificate, the representations and warranties of Purchaser contained in this Agreement not qualified as to materiality shall be true and correct in all material respects, and the representations and warranties that are qualified as to materiality shall be true and correct in all respects, in each case as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date). Notwithstanding the fact that a representation and warranty of Purchaser delivered on the Initial Closing Date was not made subject to any disclosure set forth on a disclosure schedule, Purchaser shall be permitted to deliver such a disclosure schedule in connection with such representation and warranty at the Subsequent Closing, and in no event shall the mere addition of any such updated disclosure at the Subsequent Closing give rise to any liability for a breach of representation or warranty on the part of Purchaser pursuant to Article X hereof.

                           (iv) At the Subsequent Closing, subject to Section
7.12(c) hereof, Purchaser shall deliver the Remaining Shares Purchase Amount or the Additional Call Right Purchase Amount, as applicable, pursuant to the terms of the Agreement of Merger; provided, however, that subject to Section 1.03(i) hereof, in full payment of the fee then due to SEG, the Company and the Shareholders direct that five and one-half percent (5 -1/2%) of the Remaining Shares Purchase Amount or the Additional Call Right Purchase Amount, as applicable, shall be paid on their behalf to SEG out of the cash portion of the Remaining Shares Purchase Amount or the Additional Call Right Purchase Amount, as applicable; provided, however, that if the Subsequent Closing is the result of the exercise of the Call Right or the Put Right, Purchaser shall deposit or cause to be deposited with a bank or trust company mutually agreed upon by Purchaser and the Company (the "Escrow Agent") that number of Purchaser Shares having a value (measured at the initial public offering price per share of Purchaser common stock in the Purchaser IPO) equal to ten percent (10%) of the Remaining Shares Purchase Amount (all of which Purchaser Shares equal to ten percent (10%) of the Remaining Shares Purchase Amount shall be Purchaser Shares to be delivered to the Shareholders as part of the Remaining Shares Purchase Amount, and the number of such Purchaser Shares of each Shareholder to be deposited shall be based upon such Shareholder's ownership percentage of shares of Company Common Stock on the Initial Closing Date) to be held and disbursed in accordance with the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit G (the "Escrow Agreement"); provided further, however, that if the Subsequent Closing is the result of the exercise of the Additional Call Right, and Purchaser elects to pay the Additional Call Right Purchase Amount in cash at the Subsequent Closing rather than one-third in cash at the Subsequent Closing and the remainder pursuant to Purchaser Promissory Notes, Purchaser shall deposit or cause to be deposited with the Escrow Agent an amount of cash equal to ten percent (10%) of the Additional Call Right Purchase Amount (all of which cash equal to ten percent (10%) of the Additional Call Right Purchase Amount shall be cash to be paid to the Shareholders as part of the Additional Call Right Purchase Amount, and the amount of cash from each Shareholder to be deposited shall be based upon such Shareholder's ownership percentage of shares of Company Common Stock on the Initial Closing Date) to be held and disbursed in accordance with the terms of the Escrow Agreement.

                           (v) In the event that the Call Right, the Put Right
or the Additional Call Right is properly exercised, and all the conditions set forth in Article V or Article VI hereof (except for Section 6.01(c)(ii)) have been satisfied or waived by the party entitled to waive the same, and the shareholders of the Company do not duly adopt and approve by the requisite vote the Agreement of Merger and the Merger, Purchaser shall have an option, exercisable within ninety (90) days after the date on which the vote of the shareholders of the Company concerning the adoption and approval of the Agreement of Merger and the Merger is taken, to sell the Purchaser Preferred Shares to the Company, for an aggregate price equal to Five Million Dollars ($5,000,000) plus interest accruing from the Initial Closing Date until such aggregate price has been paid in full at a rate equal to the annual prime rate of interest published in The Wall Street Journal from time to time plus one percent (1%). In the event that Purchaser exercises its option to sell the Purchaser Preferred Shares referred to in this Section 1.03(h)(v), the Company may pay for the Purchaser Preferred Shares, at the Company's option, in a lump sum in cash or in three equal annual installments, with the first such installment due 30 days after such exercise and the second and third such installments due on each of the two subsequent yearly anniversaries thereafter, pursuant to the terms of a promissory note in the form attached hereto as Exhibit H (the "Second Company Promissory Note"). The Second Company Promissory Note shall further provide that all such installments shall accelerate and become immediately due upon completion of a Company Liquidity Event.

                  (i) Treatment of Company Stock Options at the Subsequent Closing. (A) At the Subsequent Closing in connection with the exercise of the Call Right or the Put Right, all Company Options pursuant to which the price per share that would be paid to the Company upon exercise is less than the Remaining Shares Per Share Purchase Amount (collectively, the "Assumed Options"), shall be assumed by Purchaser and shall thereafter constitute options to purchase shares of Purchaser's common stock. For purposes of this Agreement, any Company Option that the Company has promised to grant to individuals who are employees of the

Company as of the Subsequent Closing shall have been granted pursuant to the terms of the Company's 1994 Stock Option Plan (the "Company Stock Option Plan") and shall be outstanding immediately prior to the Subsequent Closing. All rights with respect to Company Common Stock under the outstanding Assumed Options shall thereupon be converted into rights with respect to shares of common stock of Purchaser. Between the Initial Closing Date and the Subsequent Closing Date in connection with the exercise of the Call Right or the Put Right, the Company shall take appropriate actions to fully vest each Assumed Option effective immediately prior to the Subsequent Closing, except to the extent such accelerated vesting could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, from and after the Subsequent Closing, (i) each Assumed Option assumed by Purchaser may be exercised solely for shares of common stock of Purchaser, (ii) the number of shares of common stock of Purchaser subject to each Assumed Option shall be equal to the number of shares of Company Common Stock that were subject to such Assumed Option immediately prior to the Subsequent Closing multiplied by the Conversion Rate (as defined below), multiplied by ninety-four and one-half percent (94 -1/2%), rounded up to the nearest whole number of shares of common stock of Purchaser,
(iii) the per share exercise price for the shares of common stock of Purchaser issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Subsequent Closing, by the Conversion Rate, and rounding the resulting exercise price up to the nearest whole cent, and (iv) each such Assumed Option shall be subject to a Purchaser stock option plan, and the other terms of such Company Option shall remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization, or other similar transaction effected by Purchaser after the Subsequent Closing. At the Subsequent Closing, Purchaser will pay SEG an additional fee with respect to each Assumed Option equal to five and one-half percent (5 1/2%) of the difference between (A) the Remaining Shares Per Share Purchase Amount multiplied by the number of shares of Company Common Stock that were subject to such Assumed Option immediately prior to the Subsequent Closing minus (B) the aggregate exercise price of such Assumed Option. The Company and Purchaser shall take all action that may be necessary (under the Company Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.03(i). The "Conversion Rate" shall equal the Remaining Shares Per Share Purchase Amount divided by the initial public offering price per share of Purchaser common stock in the Purchaser IPO. Between the Initial Closing Date and the Subsequent Closing Date in connection with the exercise of the Call Right or the Put Right, the Company shall take appropriate actions to (i) fully vest each Out-of-Money Company Option, (ii) give the holder of each such Out-of-Money Company Option seven days after such vesting occurs to exercise the Out-of-Money Company Option, and (iii) provide for the expiration of each such Out-of-Money Company Option at the end of such seven-day period (the "Option Expiration Date"), which Option Expiration Date shall be at least fourteen days prior to the Subsequent Closing Date. The Company may permit holders of such Out-of-Money Company Options to make their exercise conditional on the occurrence of the Subsequent Closing, provided that written notice of any such conditional exercise is provided to the Company prior to the Option Expiration Date and is accompanied by the full price payable upon exercise in cash. At or prior to the Subsequent Closing Date in connection with the exercise of the Call Right or the Put Right, Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of common stock of Purchaser for delivery upon exercise of Assumed Options assumed by Purchaser in accordance with this
Section 1.03(i). After a Subsequent Closing in connection with the exercise of the Call Right or the Put Right, Purchaser shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares underlying the Assumed Options at the same time that Purchaser does so in connection with any stock options issued prior to the Subsequent Closing under a Purchaser stock option plan and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                           (B) At the Subsequent Closing in connection with the
exercise of the Additional Call Right, all Company Options pursuant to which the price per share that would be paid to the Company upon exercise is less than the Additional Call Right Per Share Purchase Amount shall be cancelled by the Company, and the Company shall pay each holder of such Company Options, which payment shall be made out of the Additional Call Right Purchase Amount, for each such option, an amount equal to the Additional Call Right Per Share Purchase Amount multiplied by the number of shares of Company Common Stock subject to such option minus the aggregate exercise price of such option; provided that the holders of such Company Options shall also be entitled to the additional consideration provided for in Section 1.03(e) in the event of an Additional Call Right Look Back. Such amount shall be paid in the same proportion of cash and Purchaser Promissory Notes as payments are made to shareholders of the Company pursuant to Section 1.03(e) hereof. Between the Initial Closing Date and the Subsequent Closing Date in connection with the exercise of the Additional Call Right, the Company shall take appropriate actions to (i) fully vest each Additional Call Right Out-of-Money Option, (ii) give the holder of each such Additional Call Right Out-of-Money Option seven days after such vesting occurs to exercise the Additional Call Right Out-of-Money Option, and (iii) provide for the expiration of each such Additional Call Right Out-of-Money Option at the end of such seven-day period (the "Additional Call Right Option Expiration Date"), which Additional Call Right Option Expiration Date shall be at least fourteen days prior to the Subsequent Closing Date. The Company may permit holders of such Additional Call Right Out-of-Money Options to make their exercise conditional on the occurrence of the Subsequent Closing, provided that written notice of any such conditional exercise is provided to the Company prior to the Additional Call Right Option Expiration Date and is accompanied by the full price payable upon exercise in cash.

                           (C) "Company Options" means the options to purchase
shares of Company Common Stock that are outstanding immediately prior to the Subsequent Closing pursuant to the Company Stock Option Plan, whether or not vested.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows:

         Section 2.01. Organization, Qualifications and Corporate Power.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and, except as set forth in Schedule 2.01(a) attached hereto, is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and corporate authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement, to issue, sell and deliver the Purchaser Preferred Shares and to issue and deliver the Company Common Stock issuable upon conversion of the Purchaser Preferred Shares (the "Conversion Shares").

                  (b) Except for the entities listed on Schedule 2.01(b) attached hereto the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each entity listed on
Schedule 2.01(b) of which the Company owns more than fifty percent (50%) of the voting stock (collectively, the "Subsidiaries") is a company duly formed, validly existing and in good standing under the laws of the jurisdiction under which it has been formed and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Each entity listed on Schedule 2.01(b) of which the Company does not own more than fifty percent (50%) of the voting stock (collectively, the "Joint Ventures") is a company duly formed, validly existing and in good standing under the laws of the jurisdiction under which it has been formed and, to the knowledge of the Company after reasonable inquiry, is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Each Subsidiary has the power and authority to own and hold its properties and to carry on its business as now conducted. To the knowledge of the Company after reasonable inquiry, each Joint Venture has the power and authority to own and hold its properties and to carry on its business as now conducted.

         Section 2.02. Authorization of Agreements, Etc.

                  (a) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Purchaser Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter Documents or the Bylaws of the Company, as amended, except as set forth in Schedule 2.02(a) attached hereto, the governing documents of any Subsidiary, as amended, the governing documents of any Joint Venture, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any Subsidiary, to the knowledge of the Company after reasonable inquiry, any Joint Venture or any of the properties or assets of the Company, any Subsidiary or to the knowledge of the Company after reasonable inquiry, any Joint Venture is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, any Subsidiary or to the knowledge of the Company after reasonable inquiry, any Joint Venture.

                  (b) The Purchaser Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock and will be free and clear of all liens, charges, claims and encumbrances imposed by or through the Company. The Conversion Shares have been duly reserved for issuance upon conversion of the Purchaser Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Purchaser Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

                  (c) The Company and each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture, are in full compliance with all of the terms and provisions of their respective governing documents.

         Section 2.03. Validity. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors; (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity); and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable Federal or state securities laws.

         Section 2.04. Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 750,000 shares have been designated Series A Preferred Stock, no par value, and (ii) 30,000,000 shares of Company Common Stock, no par value. Immediately prior to the Initial Closing, 3,513,524 shares of Company Common Stock, no shares of Series A Preferred Stock, and no shares of Preferred Stock will have been issued. The shareholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Company Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule 2.04(a)(i). There is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. As of the date hereof, the Shareholders own shares of Company Common Stock and Preferred Stock having sufficient voting power to adopt and approve the Agreement of Merger under applicable law. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter Documents, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the Charter Documents, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. To the knowledge of the Company after reasonable inquiry, except as set forth in the attached Schedule 2.04(a)(ii), there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws. Immediately after the Initial Closing and the consummation of the sale of the Purchaser Preferred Shares to Purchaser, the capitalization of the Company will be as set forth in Schedule 2.04(a)(iii).

         Section 2.05. Subsidiaries; Joint Ventures.

                  (a) The Company is the owner, beneficially and of record, of all the issued and outstanding capital of the Subsidiaries free and clear of any mortgage, deed of trust, pledge, lien, option, right of first refusal, security interest or other similar charge, claim or encumbrance, including any restriction on use, transfer, voting, receipt of income or other attribute of ownership. The authorized, issued and outstanding capital stock of each Subsidiary is set forth in the attached Schedule 2.05(a)(i). No subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of any Subsidiary is authorized or outstanding that has been issued by the Company or any Subsidiary. There is no commitment by any Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. The shares in the Subsidiaries are collectively referred to herein as the "Subsidiary Shares." To the knowledge of the Company after reasonable inquiry, except as set forth in the attached Schedule 2.05(a)(ii), there are no voting trusts, proxies or other contracts, agreements or understandings with respect to the voting of the capital stock of any Subsidiary.

                  (b) All of the Subsidiary Shares have been validly issued and are fully paid and nonassessable, and have been issued in compliance with the governing documents of each Subsidiary and all applicable securities laws.

                  (c) The Company is the owner, beneficially and of record, of the issued and outstanding capital of the Joint Ventures set forth in the attached Schedule 2.05(c)(i) free and clear of any mortgage, deed of trust, pledge, lien, option, right of first refusal, security interest or other similar charge, claim or encumbrance, including any restriction on use, transfer, voting, receipt of income or other attribute of ownership. The authorized, issued and outstanding capital stock of each Joint Venture is set forth in the attached Schedule 2.05(c)(ii). To the knowledge of the Company after reasonable inquiry, except as set forth in the attached Schedule 2.05(c)(iii), (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of any Joint Venture is authorized or outstanding that has been issued by the Company or any Joint Venture and (ii) there is no commitment by any Joint Venture to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. The shares in the Joint Ventures are collectively referred to herein as the "Joint Venture Shares." To the knowledge of the Company after reasonable inquiry, there are no voting trusts, proxies or other contracts, agreements or understandings with respect to the voting of the capital stock of any Joint Venture.

                  (d) To the knowledge of the Company after reasonable inquiry, all of the Joint Venture Shares have been validly issued and are fully paid and nonassessable, and have been issued in compliance with the governing documents of each Joint Venture and all applicable securities laws.

         Section 2.06. Financial Statements. (a) The Company has furnished to Purchaser the audited consolidated balance sheets of the Company and the Subsidiaries as of September 30, 2001 (the "Balance Sheet") and as of September 30, 2000, and the related audited consolidated statements of income and cash flows of the Company and the Subsidiaries for the twelve months ended September 30, 2001 and September 30, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of September 30, 2001 and September 30, 2000, respectively, and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the twelve months ended September 30, 2001 and September 30, 2000, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company and the Subsidiaries (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) no event or condition that individually or in the aggregate has had or reasonably would be expected to have a Company Material Adverse Effect has occurred or is continuing.

                  (b) The Financial Statements reflect all liabilities of the Company and the Subsidiaries, whether absolute, accrued or contingent, as of the respective dates thereof, of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles. To the knowledge of the Company after reasonable inquiry, there is no basis for the assertion against the Company or any Subsidiary of any material liability (other than current liabilities referred to above) not fully reflected or reserved against in the Financial Statements.

                  (c) The Financial Statements reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses, sales credits and allowances, and expenses of the Company and the Subsidiaries as of the respective dates thereof, including, without limitation, those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, salaries, and plans and programs (including medical and other benefits programs) for the benefit of present and former employees.

                  (d) Schedule 2.06(d) sets forth all amounts that have been paid by the Company as of the date hereof as capital contributions or otherwise to any Joint Venture and all such amounts that the Company has committed to pay to any Joint Venture as of the date hereof.

         Section 2.07. Events Subsequent to the Date of the Balance Sheet. Except as set forth in the attached Schedule 2.07, since the date of the Balance Sheet, neither the Company nor any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture has (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim without payment therefor except in the ordinary course of business, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business,
(ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company or any Subsidiary or any Joint Venture, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         Section 2.08. Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company after reasonable inquiry, threatened against or affecting the Company or any Subsidiary, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the knowledge of the Company after reasonable inquiry, threatened against or affecting the Company or any Subsidiary (including without limitation any inquiry as to the qualification of the Company or any Subsidiary to hold or receive any license or permit) which individually or in the aggregate have a material adverse effect on the business of the Company or any Subsidiary. To the knowledge of the Company after reasonable inquiry, there is no (x) action, suit, claim, proceeding or investigation pending or threatened against or affecting any Joint Venture, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (y) arbitration proceeding relating to any Joint Venture pending under collective bargaining agreements or otherwise or (z) governmental inquiry pending or threatened against or affecting any Joint Venture (including without limitation any inquiry as to the qualification of any Joint Venture to hold or receive any license or permit) which individually or in the aggregate have a material adverse effect on the business of any Joint Venture. Neither the Company nor any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture is in default with respect to any order, writ, injunction or decree known to or served upon the Company or any Subsidiary or any Joint Venture of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which individually or in the aggregate have a material adverse effect on the Company, any Subsidiary or any Joint Venture. Except as set forth in the attached Schedule 2.08, there is no action or suit by the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture pending or threatened against others. The Company and each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture have complied in all material respects with all laws, rules, regulations and orders applicable to their business, operations, properties, assets, products and services, except as would not individually or in the aggregate have a material adverse effect on the Company or any Subsidiary. The Company and each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture have all permits, licenses and other authorizations required to conduct their business as conducted, except as would not individually or in the aggregate have a material adverse effect on the Company or any Subsidiary. The Company and each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture have been operating their business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where any instance or instances of noncompliance do not, individually or in the aggregate, have a material adverse effect on the business of the Company, any Subsidiary or any Joint Venture. There is no existing law, rule, regulation or order, and to the knowledge of the Company after reasonable inquiry, there is no pending law, rule, regulation or order, whether Federal, state, county or local, not generally known in the industry of which the Company is a part which would prohibit or materially restrict the Company or any Subsidiary or any Joint Venture from, or otherwise have a material adverse effect on the ability of the Company or any Subsidiary or any Joint Venture to conduct its business in any jurisdiction in which it is now conducting business.

         Section 2.09. Proprietary Information of Third Parties. To the knowledge of the Company after reasonable inquiry, except as set forth in the attached Schedule 2.09, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or any Subsidiary or Joint Venture has (a) breached or is breaching any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or is interfering in the employment relationship between such third party and any of its present or former employees. To the knowledge of the Company after reasonable inquiry, no third party has requested information from the Company or any Subsidiary or Joint Venture which suggests that such a claim might be contemplated. To the knowledge of the Company after reasonable inquiry, no person employed by the Company or any Subsidiary or Joint Venture has employed any trade secret or any information or documentation proprietary to any former employer without the consent of such former employer, and to the knowledge of the Company after reasonable inquiry, no person employed by the Company or any Subsidiary or Joint Venture has breached any confidential agreement which such person may have had with any third party, in connection with the development, manufacture or sale of any product or the development or sale of any service of the Company or any Subsidiary or Joint Venture, and the Company has no reason to believe there will be any such employment or violation. To the knowledge of the Company after reasonable inquiry, none of the execution or delivery of this Agreement or the Registration Rights Agreement, or the current business of the Company or any Subsidiary or Joint Venture, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         Section 2.10. Intellectual Property.

                  (a) Schedule 2.10(a) sets forth a true and complete list of Intellectual Property (as defined in Section 11.16) of the types listed in subclauses (a), (b), (c), (d) and (e) as set forth in the definition of Intellectual Property.

                  (b) Except as otherwise described in Schedule 2.10(b): (i) the Company owns or has the exclusive perpetual right to use and has the right to transfer or assign, without payment to any other party, all Intellectual Property; (ii) no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to royalties or other payments with respect to, or rights to market or distribute any of, the Intellectual Property); (iii) the rights of the Company in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; and (iv) none of the Intellectual Property infringes or, to the Company's knowledge, is alleged to infringe any trademark, copyright, patent or other proprietary right of any person.

                  (c) Except as set forth in the attached Schedule 2.10(c), all employees of the Company and the Subsidiaries or other persons involved with the development of any Intellectual Property have entered into written agreements assigning to the Company all rights to any Intellectual Property related to the Company's and the Subsidiaries' business.

                  (d) To the knowledge of the Company after reasonable inquiry, none of the Intellectual Property of any Joint Venture infringes or is alleged to infringe any trademark, copyright, patent or other proprietary right of any person.

         Section 2.11. Title to Properties. Except as set forth in the attached
Schedule 2.11, each of the Company and the Subsidiaries has good, clear and marketable title to its properties and assets reflected on the Balance Sheet or acquired by the Company and the Subsidiaries since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or any Subsidiary including, without limitation, the ability of the Company or any Subsidiary to secure financing using such properties and assets as collateral. To the knowledge of the Company after reasonable inquiry, each of the Joint Ventures has good, clear and marketable title to its properties and assets, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the any Joint Venture, including without limitation, the ability of any Joint Venture to secure financing using such properties and assets as collateral. To the knowledge of the Company after reasonable inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's and the Subsidiaries' and the Joint Ventures' properties and assets for their respective intended uses and purposes, or the value of such and the Joint Ventures' properties, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company after reasonable inquiry, any of the Joint Ventures has received notice of any special assessment proceedings which would affect such properties and assets.

         Section 2.12. Leasehold Interests. Each lease or agreement to which the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture is a party under which the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture is a lessee of any property, real or personal, is a valid and subsisting agreement (except to the extent that enforceability may be limited by laws of eminent domain and/or condemnation), duly authorized and entered into, without any default of the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture thereunder and, to the knowledge of the Company after reasonable inquiry, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture under any such lease or agreement or, to the knowledge of the Company after reasonable inquiry, by any other party thereto. The Company's or any Subsidiary's or, to the knowledge of the Company after reasonable inquiry, any Joint Venture's possession of such property has not been disturbed and, to the knowledge of the Company after reasonable inquiry, no claim has been asserted against the Company or any Subsidiary or any Joint Venture adverse to its rights in such leasehold interests.

         Section 2.13. Insurance. Except as set forth in attached Schedule 2.13, the Company and its Subsidiaries hold valid policies covering all of the insurance required to be maintained by them under Section 7.05.

         Section 2.14. Taxes.

                  (a) The Company and each Subsidiary have timely filed with the appropriate federal, state, local, and foreign governmental entity or other authority (individually or collectively, "Taxing Authority") all Federal and state income Tax Returns and all other material Tax Returns (as defined in Section 2.14(b) hereof) required to be filed and have timely paid in full all Taxes (as defined in Section 2.14(b) hereof), if any, shown to be due on such Tax Returns, and all other Taxes for which a notice of assessment or demand for payment has been received. All Tax Returns are true, correct and complete; have been prepared in accordance with all applicable laws and requirements; and accurately reflect the taxable income (or other measure of tax) of the Company and each Subsidiary. There are no liens for Taxes upon the Company, any Subsidiary or their assets, except liens for current Taxes not yet due. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Taxes.

                  (b) As used in this Agreement: (i) "Tax" means any of the Taxes, where "Taxes" means all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings, or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, environment, alternative, or add-on minimum taxes, custom duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority on the Company or any Subsidiary, or Purchaser, as the case may be, and (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment, or collection of any Tax paid or payable by the Company or any Subsidiary, or Purchaser, as the case may be, or the administration of any laws, regulations, or administrative requirements relating to any such Tax.

                  (c) There is no action, suit, proceeding, investigation, audit, claim, assessment or judgment now pending against the Company or any Subsidiary in respect of any Tax, and no notification of an intention to examine has been received from any Taxing Authority.

                  (d) Except as set forth on Schedule 2.14(d), the Company is not a party to any agreement, contract, arrangement or plan that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (e) Neither the Company, any Subsidiary, nor any predecessor thereto by way of merger, liquidation or similar transaction: (i) has been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code) or (ii) has filed or been required to file or been included in a combined, consolidated, or unitary federal, state, local or foreign income tax return. There is no agreement or arrangement with any person or entity pursuant to which the Company or any Subsidiary could have an obligation with respect to Taxes of another person or entity following the Initial Closing.

                  (f) The accruals for Taxes contained in the Balance Sheet are adequate to cover all liabilities for material Taxes of the Company and the Subsidiaries for all periods ending on or before the date of the Balance Sheet (including adequate provision for all material deferred Taxes) and nothing has occurred subsequent to the date of the Balance Sheet to make any of such accruals inadequate. All material Taxes of the Company and the Subsidiaries for periods subsequent to the date of the Balance Sheet have been paid or adequately reflected on the books and records of the Company and the Subsidiaries. The Company and the Subsidiaries have on a timely basis filed all information returns or reports, including Forms 1099, that are required to be filed and have accurately reported all information required to be included on such returns or reports.

                  (g) True copies of federal, state and foreign income Tax Returns of the Company and each of the Subsidiaries for each of the fiscal years ending September 30, 1998 through September 30, 2000 have been delivered or made available to Purchaser. Except as disclosed on Schedule 2.14(g), each Tax Return of the Company and each Subsidiary has been audited by the relevant Taxing Authority (and all deficiencies or proposed deficiencies resulting from such audits have been paid or are adequately provided for in the Balance Sheet), or the statute of limitations with respect to each Tax Return has expired. No claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

                  (h) Neither the Company nor any Subsidiary has ever (i) filed any consent agreement under Section 341(f) of the Code, (ii) been the subject of a Tax ruling that has continuing effect, (iii) been the subject of a closing agreement with any Taxing Authority that has continuing effect, (iv) filed or been the subject of an election under Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) thereof or (v) granted a power of attorney with respect to any Tax matters that has continuing effect. Neither the Company nor any Subsidiary has agreed to make, nor is the Company or any Subsidiary required to make, any adjustment under Section 481 of the Code.

                  (i) Except as disclosed on Schedule 2.14(i), neither the Company nor any Subsidiary owns any interest in an entity characterized as a partnership for federal income tax purposes.

                  (j) Neither the Company nor any of the Subsidiaries is a "United States Real Property Holding Corporation" as that term is defined in
Section 897(c)(2) of the Code.

                  (k) The representations and warranties in Sections 2.14(a) through (j) are repeated except that (i) the word "Subsidiary" is replaced by the phrase "Joint Venture" wherever it appears therein and (ii) the representations and warranties concerning Joint Ventures are qualified to the knowledge of the Company after reasonable inquiry.

         Section 2.15. Other Agreements. Neither the Company nor any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture is a party to or otherwise bound by any written or oral:

                  (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company or any Subsidiary or any Joint Venture (except for agreements which, in the aggregate, are not material to the business of the Company), except as set forth in the attached Schedule 2.15(a);

                  (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company or any Subsidiary or any Joint Venture after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's or any Subsidiary's or any Joint Venture's standard form agreements;

                  (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees or the employees of any Subsidiary or any Joint Venture);

                  (d) agreement with any supplier containing any provision permitting any party other than the Company or any Subsidiary or any Joint Venture to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or any Subsidiary or any Joint Venture to meet its obligations under the agreement when due or the occurrence of any other event;

                  (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (f) agreement for the employment of any officer, employee or other person on a full-time or consulting basis which is not terminable by the Company or any Subsidiary or any Joint Venture at will without liability to the Company or any Subsidiary or any Joint Venture , except pursuant to severance and accrued vacation pay policies applicable to all employees of the Company or any Subsidiary or any Joint Venture, except as set forth in the attached
Schedule 2.15(f);

                  (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary or any Joint Venture (other than group insurance plans applicable to employees generally), except as set forth in the attached Schedule 2.15(g);

                  (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any Subsidiary or any Joint Venture, except as set forth in the attached Schedule 2.15(h);

                  (i) guaranty of any obligation for borrowed money or otherwise;

                  (j) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary or any Joint Venture has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor, except as set forth in the attached Schedule 2.15(j);

                  (k) assignment, license or other agreement with respect to any form of Intellectual Property, except as set forth in the attached Schedule 2.15(k);

                  (l) agreement under which it has granted any person any registration rights, except as set forth in the attached Schedule 2.15(l);

                  (m) agreement under which it has limited or restricted its right to compete with any person in any respect, except as set forth in the attached Schedule 2.15(m); and

                  (n) except as set forth in the attached Schedule 2.15(n), other agreement or group of related agreements with the same party involving more than $100,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or any Subsidiary or any Joint Venture without penalty upon notice of sixty (60) days or less, but excluding any agreement or group of agreements with a customer of the Company or any Subsidiary or any Joint Venture for the sale, license, lease or rental of the Company's or any Subsidiary's or any Joint Venture's products or services if such agreement or group of agreements was entered into by the Company or any Subsidiary or any Joint Venture in the ordinary course of business, or other agreement, instrument, or commitment the termination of which would have a Company Material Adverse Effect.

The Company, each Subsidiary and to the knowledge of the Company after reasonable inquiry, each Joint Venture, and each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) in any material respect under the agreements, instruments, commitments, plans or arrangements referred to in this Section 2.15 (the "Material Contracts"). The Company has not received any notice or other communication claiming any breach by the Company with respect to its obligations under any Material Contract, and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Contract.

         Section 2.16. Significant Customers and Suppliers. Except as set forth in the attached Schedule 2.16, there has not been, during the period covered by the Financial Statements or thereafter, any termination, material reduction or threat to terminate or materially reduce purchases from or provision of products or services to the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture, as the case may be, by any customer or supplier or group of two or more thereof (whether or not affiliated) which would have a Company Material Adverse Effect.

         Section 2.17. Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is necessary for the valid execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, the issuance, sale and delivery of the Purchaser Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Initial Closing and which will be duly made on a timely basis) in connection with the sale of the Purchaser Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

         Section 2.18. Offering of the Preferred Shares. Neither the Company, any Subsidiary nor any person authorized or employed by the Company or any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture, as agent, broker, dealer or otherwise in connection with the offering or sale of the Purchaser Preferred Shares or any security of the Company similar to the Purchaser Preferred Shares has offered the Purchaser Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Purchaser Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company, any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture, nor any person acting on any of their behalves has taken any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Purchaser Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Purchaser Preferred Shares to the registration requirements of the Securities Act.

         Section 2.19. Brokers. Except as set forth in Schedule 2.19, neither the Company nor any Subsidiary, nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture, has any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 2.20. Officers. Set forth in Schedule 2.20 is a list of the names of the officers of the Company, each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture, together with the title or job classification of each such person and the total compensation paid to each such person by the Company or any Subsidiary or any Joint Venture in fiscal year 2001 and anticipated to be paid to each such person by the Company or any Subsidiary or any Joint Venture in fiscal year 2002.

         Section 2.21. Transactions With Affiliates. Except as set forth in
Schedule 2.21, since October 1, 2000, no director, officer, employee or greater than five percent (5%) shareholder of the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary or any Joint Venture, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

         Section 2.22. Employees. Except as set forth in Schedule 2.22, each of the officers of the Company, the Subsidiaries and, to the knowledge of the Company after reasonable inquiry, the Joint Ventures, each key employee and each other employee now employed by the Company or any Subsidiary or any Joint Venture who has access to confidential information of the Company or any Subsidiary or any Joint Venture has executed an Employee Employment Non-Disclosure and Assignment of Inventions Agreement substantially in the form provided to Purchaser, and such agreements are in full force and effect. No officer or key employee of the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company, any Subsidiary or any Joint Venture, as the case may be. The Company, each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture have complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Section 2.23. Environmental Protection. Neither the Company, any Subsidiary nor any Joint Venture, to the knowledge of the Company after reasonable inquiry, has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise except in compliance with applicable Environmental Laws (as defined below) noncompliance with which reasonably would be expected to have a material adverse effect on the assets or operations of the Company's business. The Company, the Subsidiaries, to the knowledge of the Company after reasonable inquiry, the Joint Ventures, the operation of the business of the Company, the Subsidiaries, and to the knowledge of the Company after reasonable inquiry, the Joint Ventures, any real property that the Company, any Subsidiary or any Joint Venture owns, leases or otherwise occupies or uses (the "Premises") are in material compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Neither the Company, any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person alleging that the Company, any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture is not in compliance with such or has material liability under the Environmental Laws in connection with the ownership or occupation of the Premises, or the operation of its business. The Company, each Subsidiary and, to the knowledge of the Company after reasonable inquiry, each Joint Venture has obtained and is maintaining in full force and effect all material necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the Company's, each Subsidiary's and, to the knowledge of the Company after reasonable inquiry, each Joint Venture's business operations conducted thereon, and is in substantial compliance with all such permits, licenses and approvals. Neither the Company, any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any Joint Venture has caused or allowed or been subject to a release, or a threat of release, of any Hazardous Substance into or at the Premises except in compliance with applicable Environmental Laws noncompliance with which reasonably would be expected to have a material adverse effect on the assets or operations of the Company's business. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         Section 2.24. ERISA.

                  (a) Schedule 2.24(a) lists each employee plan that covers any employee of the Company, each Subsidiary and each Joint Venture (each, an "Employee Plan" and collectively, the "Employee Plans"), copies or descriptions of all of which have previously been made available or furnished to Purchaser. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan.

                  (b) Schedule 2.24(b) includes a list of each benefit arrangement of the Company, each Subsidiary and each Joint Venture (each, a "Benefit Arrangement" and collectively, the "Benefit Arrangements"), copies or descriptions of all of which have been made available or furnished previously to Purchaser.

                  (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company, the Subsidiaries, the Joint Ventures and their affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                  (d) Except as set forth on Schedule 2.24(d), none of the Employee Plans or other arrangements listed on Schedule 2.24(a) covers any non-United States employee or former employee of the Company.

                  (e) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                  (f) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Purchaser copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained, in all material respects, in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

                  (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

                  (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Initial Closing Date, will be discharged and paid on or prior to the Initial Closing Date except to the extent reflected on the Balance Sheet. Except as disclosed in writing to Purchaser prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                  (i) Except as set forth on Schedule 2.24(i), there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

                  (k) With respect to the employees and former employees of the Company or any Subsidiary, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                  (l) Except as set forth in the attached Schedule 2.24(l), no employee of the Company or any Subsidiary or, to the knowledge of the Company after reasonable inquiry, any Joint Venture will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

                  (m) Neither the Company nor any of the Subsidiaries or, to the knowledge of the Company after reasonable inquiry, any Joint Venture has, nor is it reasonably expected to have, any liability under Title IV of ERISA.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders severally represents and warrants with respect to itself to Purchaser as follows:

         Section 3.01. Authority. Such Shareholder, and if such Shareholder is a trust, the trustee on behalf of such Shareholder that is a trust, has the power to execute, deliver and perform this Agreement (including the indemnification obligations contained herein) without the consent of any other person. This Agreement has been duly executed and delivered by such Shareholder, and if such Shareholder is a trust, by the trustee on behalf of such Shareholder that is a trust, and when duly executed and delivered by the other parties hereto, will constitute a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

         Section 3.02. Title and Other Matters.

                  (a) Such Shareholder has good and valid title to the number of shares of Company Common Stock set forth beside such Shareholder's name on
Schedule 2.04(a)(i), free and clear of all liens, charges, restrictions, claims and encumbrances. Except for the shares of stock of the Company set forth on
Schedule 2.04(a)(i), such Shareholder does not own any capital stock of the Company or any subscriptions, warrants, options or rights to purchase any such capital stock or any securities convertible into or exchangeable for such capital stock.

                  (b) Such Shareholder is not aware of any claim such Shareholder has, or if such Shareholder is a trust, any claim that a beneficiary of such trust has, against the Company (in such Shareholder's capacity as a shareholder of the Company or such beneficiary's capacity as a beneficiary of such Shareholder that is a trust), except for such Shareholder's claims as a holder of Company Common Stock.

         Section 3.03. Investment Experience. Such Shareholder has sufficient knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests.

Such Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         Section 3.04. Investment. Such Shareholder will be acquiring the Purchaser Shares for investment for such Shareholder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the Purchaser Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations of such Shareholder as expressed herein.

         Section 3.05. Rule 144. Such Shareholder acknowledges that the Purchaser Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about Purchaser, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market marker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         Section 3.06. Access to Information. Such Shareholder has had, or such Shareholder's agents have had, an opportunity to discuss Purchaser's management, business plan and financial condition with Purchaser's management. Such Shareholder understands that a purchase of the Purchaser Shares involves a high degree of risk, and there can be no assurance Purchaser's business objectives will be obtained.

         Section 3.07. Right to Vote. Such Shareholder, and if such Shareholder is a trust, the trustee on behalf of such Shareholder that is a trust, has full legal power, authority and right to vote all shares of Company Common Stock set forth beside such Shareholder's name on Schedule 3.07 in favor of approval and adoption of the Agreement of Merger and the transactions contemplated by the Agreement of Merger without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except as contemplated by this Agreement, such Shareholder, or if such Shareholder is a trust, the trustee on behalf of such Shareholder that is a trust, has not entered into any voting agreement with any person or entity with respect to any of the shares of Company Common Stock set forth beside such Shareholder's name on Schedule 3.07, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the shares of Company Common Stock set forth beside such Shareholder's name on
Schedule 3.07, deposited any of the shares of Company Common Stock set forth beside such Shareholder's name on Schedule 3.07 in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting such Shareholder's legal power, authority or right to vote the shares of Company Common Stock set forth beside such Shareholder's name on Schedule
3.07 in favor of the approval and adoption of the Agreement of Merger or any of the transactions contemplated by the Agreement of Merger.

         Section 3.08. Legends. Such Shareholder understands that each certificate representing the Purchaser Shares shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED."

         Section 3.09. Residence. The principal residence of such Shareholder in which its investment decision was made is located at the address set forth on the signature page to this Agreement.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

         Section 4.01. Organization, Qualifications and Corporate Power.

                  (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Purchaser has the corporate power and corporate authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement.

                  (b) Except for the entities listed on Schedule 4.01(b) attached hereto, Purchaser does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each entity listed on
Schedule 4.01(b) (collectively, the "Purchaser Subsidiaries") is a company duly formed, validly existing and in good standing under the laws of the jurisdiction under which it has been formed and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Each Purchaser Subsidiary has the power and authority to own and hold its properties and to carry on its business as now conducted.

         Section 4.02. Authorization of Agreements, Etc.

                  (a) The execution and delivery by Purchaser of this Agreement and the Registration Rights Agreement and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the Bylaws of Purchaser, as amended (collectively, the "Purchaser Charter Documents"), the certificate or articles of incorporation or Bylaws of any Purchaser Subsidiary, as amended, or any provision of any indenture, agreement or other instrument to which Purchaser, any Purchaser Subsidiary, or any of the properties or assets of Purchaser or any Purchaser Subsidiary is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser or any Purchaser Subsidiary.

                  (b) Purchaser and each Purchaser Subsidiary are in full compliance with all of the terms and provisions of their respective governing documents.

         Section 4.03. Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         Section 4.04. Authorized Capital Stock. (a) The authorized capital stock of Purchaser consists of:

                           (i) 1,552,450 shares of Series A Convertible
Preferred Stock, par value $0.01 per share (the "Purchaser Preferred Stock"), of which 1,552,450 shares are issued and outstanding.

                           (ii) 92,182,450 shares of common stock, consisting of
(A) 60,000,000 shares of Class A Voting Common Stock, par value $0.01 per share (the "Purchaser Class A Common Stock"), of which 19,960,500 shares are issued and outstanding, (B) 30,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the "Purchaser Class B Common Stock"), of which 2,985,474 shares are issued and outstanding, (C) 150,000 shares of Senior Class C Common Stock, par value $0.01 per share (the "Purchaser Class C Common Stock"), of which 141,000 shares are issued and outstanding and (D) 480,000 shares of Class D Common Stock, par value $0.01 per share (the "Purchaser Class D Common Stock"), of which 480,000 shares are issued and outstanding (the Purchaser Class A Common Stock, Purchaser Class B Common Stock, Purchaser Class C Common Stock and the Purchaser Class D Common Stock are collectively referred to herein as the "Purchaser Common Stock").

The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Purchaser are as set forth in the Purchaser Charter Documents, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule 4.04(a)(i), (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Purchaser is authorized or outstanding that has been issued by Purchaser, and (ii) there is no commitment by Purchaser to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in the Purchaser Financial Statements (as defined below) or the Purchaser Charter Documents, each of which has been delivered to the Company, Purchaser has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any other interest therein or to pay any dividend or make any other distribution in respect thereof. To the knowledge of Purchaser after reasonable inquiry, except as set forth in the attached Schedule 4.04(a)(ii), there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of Purchaser (whether or not Purchaser is a party thereto). All of the outstanding securities of Purchaser were issued in compliance with all Federal and state securities laws.

         Section 4.05. Financial Statements.

                  (a) Purchaser has furnished to the Company the audited consolidated balance sheet of Purchaser as of December 31, 2000, and the related audited consolidated statements of income and cash flows for the twelve months ended December 31, 2000 and its unaudited balance sheet as of September 30, 2001 (the "Purchaser Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the nine months ended September 30, 2001 (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial position of Purchaser as of September 30, 2001 and December 31, 2000, respectively, and the consolidated results of operations and cash flows of Purchaser for the nine months ended September 30, 2001 and the twelve months ended December 31, 2000, respectively.

                  (b) The Purchaser Financial Statements reflect all liabilities of Purchaser, whether absolute, accrued or contingent, as of the respective dates thereof, of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles. To the knowledge of Purchaser after reasonable inquiry, as of the date of the Purchaser Financial Statements, there is no basis for the assertion against Purchaser or any Purchaser Subsidiary of any material liability (other than current liabilities referred to above) not fully reflected or reserved against in the Purchaser Financial Statements.

                  (c) The Purchaser Financial Statements reflect in accordance with generally accepted accounting principles reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses, sales credits and allowances, and expenses of Purchaser as of the respective dates thereof, including, without limitation, those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, salaries, and plans and programs (including medical and other benefits programs) for the benefit of present and former employees.

         Section 4.06. Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of Purchaser after reasonable inquiry, threatened against or affecting Purchaser or any Purchaser Subsidiary, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to Purchaser or any Purchaser Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the knowledge of Purchaser after reasonable inquiry, threatened against or affecting Purchaser or any Purchaser Subsidiary (including without limitation any inquiry as to the qualification of Purchaser or any Purchaser Subsidiary to hold or receive any license or permit) which individually or in the aggregate have a material adverse effect on the business of Purchaser. Neither Purchaser nor any Purchaser Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon Purchaser or any Purchaser Subsidiary of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which individually or in the aggregate have a material adverse effect on Purchaser, and Purchaser and each Purchaser Subsidiary has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services except as would not individually or in the aggregate have a material adverse effect on Purchaser. Purchaser and each Purchaser Subsidiary have all permits, licenses and other authorizations required to conduct their business as conducted except as would not individually or in the aggregate have a material adverse effect on Purchaser. There is no action or suit by Purchaser or any Purchaser Subsidiary pending or threatened against others. Purchaser and each Purchaser Subsidiary have complied in all material respects with all laws, rules, regulations and orders applicable to their business, operations, properties, assets, products and services, except as would not individually or in the aggregate have a material adverse effect on Purchaser or any Purchaser Subsidiary. Purchaser and each Purchaser Subsidiary have been operating their business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where any instance or instances of noncompliance do not, individually or in the aggregate, have a material adverse effect on Purchaser. There is no existing law, rule, regulation or order, and to the knowledge of Purchaser after reasonable inquiry, there is no pending law, rule, regulation or order, whether Federal, state, county or local, not generally known in the industry of which Purchaser is a part which would prohibit or materially restrict Purchaser or any Purchaser Subsidiary from, or otherwise have a material adverse effect on the ability of Purchaser or any Purchaser Subsidiary to conduct its business in any jurisdiction in which it is now conducting business.

         Section 4.07. Brokers. Purchaser has not entered into any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 4.08. Environmental Protection. Neither Purchaser nor any Purchaser Subsidiary, to its knowledge, has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise except in compliance with applicable Environmental Laws noncompliance with which reasonably would be expected to have a material adverse effect on Purchaser's assets or operations of its business. Purchaser, the Purchaser Subsidiaries, the operation of the business of Purchaser and the Purchaser

Subsidiaries, and to the Purchaser's knowledge, any real property that Purchaser or any Purchaser Subsidiary owns, leases or otherwise occupies or uses (the "Purchaser Premises") are in material compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Neither Purchaser nor any Purchaser Subsidiary has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person alleging that Purchaser or any Purchaser Subsidiary is not in compliance with such or has material liability under the Environmental Laws in connection with the ownership or occupation of the Purchaser Premises, or the operation of its business. Purchaser and each Purchaser Subsidiary has obtained and is maintaining in full force and effect all material necessary permits, licenses and approvals required by all Environmental Laws applicable to the Purchaser Premises and the Purchaser's and each Purchaser Subsidiary's business operations conducted thereon, and is in substantial compliance with all such permits, licenses and approvals. Neither Purchaser nor any Purchaser Subsidiary has caused or allowed a release, or a threat of release, of any Hazardous Substance into or at the Purchaser Premises except in compliance with applicable Environmental Laws noncompliance with which reasonably would be expected to have a material adverse effect on Purchaser's assets or operations of its business.

         Section 4.09. ERISA. Purchaser and Purchaser Subsidiaries are in compliance with ERISA in all material respects.

         Section 4.10. Title to Properties. Purchaser has good, clear and marketable title to its properties and assets reflected on the Purchaser Balance Sheet or acquired by Purchaser since the date of the Purchaser Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Purchaser Balance Sheet), subject to mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses) which, if material, are disclosed in the Purchaser Financial Statements, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of Purchaser including, without limitation, the ability of Purchaser to secure financing using such properties and assets as collateral. To the knowledge of Purchaser after reasonable inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of Purchaser's properties and assets for its intended uses and purposes, or the value of such and Purchaser has not received notice of any special assessment proceedings which would affect such properties and assets.

         Section 4.11. Proprietary Information of Third Parties. To the knowledge of Purchaser after reasonable inquiry, no third party has claimed or has reason to claim that any person employed by or affiliated with Purchaser has
(a) breached or is breaching any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party,
(b) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or is interfering in the employment relationship between such third party and any of its present or former employees.

To the knowledge of Purchaser after reasonable inquiry, no third party has requested information from Purchaser which suggests that such a claim might be contemplated. To the knowledge of Purchaser after reasonable inquiry, no person employed by Purchaser has employed any trade secret or any information or documentation proprietary to any former employer without the consent of such former employer, and to the knowledge of Purchaser after reasonable inquiry, no person employed by Purchaser has breached any confidential agreement which such person may have had with any third party, in connection with the development, manufacture or sale of any product or the development or sale of any service of Purchaser, and Purchaser has no reason to believe there will be any such employment or violation. To the knowledge of Purchaser after reasonable inquiry, none of the execution or delivery of this Agreement or the current business of Purchaser, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         Section 4.12. Intellectual Property. (a) The rights of Purchaser in and to any of the Intellectual Property of Purchaser will not be limited or otherwise affected by reason of any of the transactions contemplated hereby. None of the Intellectual Property infringes or, to Purchaser's knowledge, is alleged to infringe any trademark, copyright, patent or other proprietary right of any person.

                  (b) All employees of Purchaser or other persons involved with the development of any Intellectual Property have entered into written agreements assigning to Purchaser all rights to any Intellectual Property related to Purchaser's business.

         Section 4.13. Taxes. (a) Purchaser has timely filed with the appropriate Taxing Authority all Federal and state income Tax Returns and all other material Tax Returns required to be filed and has timely paid in full all Taxes, if any, shown to be due on such Tax Returns, and all other Taxes for which a notice of assessment or demand for payment has been received. All Tax Returns are, in all material respects, true, correct and complete, have been prepared in accordance with all applicable laws and requirements, and accurately reflect the taxable income (or other measure of tax) of Purchaser. There are no liens for Taxes upon Purchaser or its assets, except liens for current Taxes not yet due.

                  (b) Except as set forth on Schedule 4.13(b), there is no action, suit, proceeding, investigation, audit, claim, assessment or judgment now pending against Purchaser in respect of any Tax, and no notification of an intention to examine has been received from any Taxing Authority.

         Section 4.14. Investment Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         Section 4.15. Investment. Purchaser is acquiring the Purchaser Preferred Shares for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Purchaser

Preferred Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations of Purchaser as express herein.

         Section 4.16. Rule 144. Purchaser acknowledges that the Purchaser Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market marker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         Section 4.17. Access to Information. Purchaser has had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. Purchaser understands that a purchase of the Purchaser Preferred Shares involves a high degree of risk, and there can be no assurance the Company's business objectives will be obtained.

         Section 4.18. Legends. Purchaser understands that each certificate representing the Purchaser Preferred Shares shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                    ARTICLE V

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER IN THE
              EVENT OF AN EXERCISE OF THE CALL RIGHT, THE PUT RIGHT
                          OR THE ADDITIONAL CALL RIGHT

         Section 5.01. The obligation of Purchaser to consummate the purchase of the Remaining Shares after exercise of the Call Right or the Put Right and the obligation of Purchaser to consummate the purchase of the Remaining Shares after exercise of the Additional Call Right are subject to the fulfillment prior to or at the Subsequent Closing of the following conditions (any one or more of which may be waived in whole or in part by Purchaser at Purchaser's option):

                  (a) Material Adverse Effect. Since the date of the Balance Sheet, there shall not have been a Company Material Adverse Effect, and the President and Chief Financial Officer of the Company shall have certified to such effect to Purchaser in writing.

                  (b) Governmental Consents. The waiting period under the HSR Act (as defined below), if applicable, shall have expired or been terminated.

                  (c) Performance of the Company. The Company's Revenues for the last four full fiscal quarters completed prior to the date of the Call Right Notice, the Put Right Notice or the Additional Call Right Notice, as applicable, shall have increased over the Company's Revenues for the four full fiscal quarters ended September 30, 2001 by at least the lower of (A) a compound annual growth rate of ten percent (10%) or (B) the compound annual growth rate by which Purchaser's Revenues increased during such period. From the last day of the fiscal quarter ended September 30, 2001 to the end of the last full fiscal quarter completed prior to the date of the Call Right Notice, the Put Right Notice or the Additional Call Right Notice, as applicable, the Company's Operating Income Margin as reflected in the Company's financial statements prepared in accordance with generally accepted accounting principles shall not be less than the lower of (A) ten percent (10%) or (B) Purchaser's Operating Income Margin for the same period. The Company's Tangible Net Worth (as defined in Section 11.16 hereof) at the end of the last day of the month preceding the date of the Call Right Notice, the Put Right Notice or the Additional Call Right Notice, as applicable, shall be at least equal to $3,183,000. The President and Chief Financial Officer of the Company shall have certified to such effect to Purchaser in writing.

                  (d) Approvals; No Prohibition. (i) No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the purchase and sale of the Remaining Shares or the other transactions contemplated by this Agreement and the Agreement of Merger shall be in effect, nor shall any proceeding by an administrative agency or commission or court or other agency of government seeking any of the foregoing be pending.

                           (ii) The Agreement of Merger and the Merger shall
have been duly adopted and approved by the requisite vote of the Company's shareholders and approved by the Company's Board of Directors in accordance with the California General Corporation Law.

                  (e) Performance and Compliance. The Company and the Shareholders shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by them prior to or at the Subsequent Closing Date, and the President and Chief Financial Officer of the Company and each Shareholder shall have certified to such effect to Purchaser in writing.

                  (f) Opinion of Counsel. The Company and the Shareholders shall have delivered to Purchaser an opinion (the "Pillsbury Opinion") of their counsel, Pillsbury Winthrop LLP ("Pillsbury"), dated the Subsequent Closing Date, in substantially the form attached hereto as Exhibit I.

                  (g) Subsidiaries. The Company shall have delivered to Purchaser the original certificates representing the capital stock of each Subsidiary.

                  (h) Satisfactory Instruments of Transfer. All instruments and documents required on the Company's and the Shareholders' parts to effectuate and consummate the transactions contemplated at the Subsequent Closing shall be delivered to Purchaser and shall be in form and substance reasonably satisfactory to Purchaser.

                  (i) Additional Representations and Warranties of the Company.
(i) The following representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects, and the following representations and warranties that are qualified as to materiality shall be true and correct, in each case as of the Subsequent Closing Date, and the Company shall have delivered to Purchaser a certificate to such effect signed by an authorized officer of the Company.

                           (A) Authorization of Agreement of Merger; Validity.
                  The execution and delivery by the Company of the Agreement of Merger and the performance by the Company and the Shareholders of their obligations under the Agreement of Merger have been duly authorized by all requisite corporate action including shareholder approval and will not violate any provision of law, any order of any court or other agency of government, the Charter Documents or the Bylaws of the Company, as amended, the certificate or articles of incorporation or Bylaws of any Subsidiary, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any Subsidiary or any of the properties or assets of the Company or any Subsidiary is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Subsidiary. The Agreement of Merger has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (1) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar Federal or state laws affecting the rights of creditors; and (2) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

                           (B) Financial Statements. (1) The Company has
                  furnished to Purchaser the audited consolidated balance sheets of the Company and the Subsidiaries (the latest such audited consolidated balance sheets is defined as, the "Post-Initial Closing Balance Sheet") and the related audited consolidated statements of income and cash flows of the Company and the Subsidiaries that the Company is required to furnish to Purchaser pursuant to Section 7.01(a) hereof, and the Company has furnished to Purchaser the unaudited consolidated balance sheets of the Company and the Subsidiaries and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries that the Company is required to furnish to Purchaser pursuant to Section 7.01(b) hereof (collectively, the "Post-Initial Closing Financial Statements"). The Post-Initial Closing Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that the unaudited financial statements are subject to normal recurring year-end adjustments and do not contain all of the footnotes under generally accepted accounting principles) and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of their respective dates, and the consolidated results of operations and cash flows of the Company and the Subsidiaries as of their respective dates. Since the date of the Post-Initial Closing Balance Sheet, no event or condition that individually or in the aggregate has had or reasonably would be expected to have a Company Material Adverse Effect has occurred or is continuing.

                           (2) The Post-Initial Closing Financial Statements reflect all liabilities of the Company and the Subsidiaries, whether absolute, accrued or contingent, as of the respective dates thereof, of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature that are not reflected on the Post-Initial Closing Financial Statements other than current liabilities (within the meaning of generally accepted accounting principles) incurred since the respective dates thereof in the ordinary course of business. There is no basis for the assertion against the Company or any Subsidiary of any material liability (other than current liabilities referred to above) not fully reflected or reserved against in the Post-Initial Closing Financial Statements.

                           (3) The Post-Initial Closing Financial Statements reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses, sales credits and allowances, and expenses of the Company and the Subsidiaries as of the respective dates thereof, including, without limitation, those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, salaries, and plans and programs (including medical and other benefits programs) for the benefit of present and former employees.

                           (C) Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of the Agreement of Merger, other than (1) filings pursuant to state securities laws and (2) filings pursuant to the California Corporations Code which will be duly made on a timely basis in connection with the sale of the Remaining Shares.

                           (ii) The following representations and warranties of
the Company shall be true and correct in all respects as of the Subsequent Closing Date, and the Company shall have delivered to Purchaser a certificate to such effect signed by an authorized officer of the Company.

                           (A) Capitalization. The shareholders of record and
holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Company Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the schedule attached to this representation and warranty (such schedule to be prepared at the Subsequent Closing).

         Section 5.02. The obligation of Purchaser to consummate the purchase of the Remaining Shares after exercise of the Call Right or the Put Right is subject to the fulfillment prior to or at the Subsequent Closing of the following condition (which may be waived in whole or part by Purchaser at Purchaser's option):

                  (a) Opinion of Counsel. The underwriters of the Purchaser IPO will accept delivery at the closing of the Purchaser IPO of an opinion of counsel to Purchaser addressed to such underwriters which contains qualifications which are identical or substantially similar to the Pillsbury Qualifications (as defined below) insofar as they affect the opinions included in such opinion of counsel to Purchaser. "Pillsbury Qualifications" are those qualifications or exceptions set forth in the Pillsbury Opinion which are in addition to or different from those set forth in the form of opinion of Pillsbury attached hereto as Exhibit I, including items set forth on Schedule 1 to the Pillsbury Opinion.

                                   ARTICLE VI

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE
          SHAREHOLDERS IN THE EVENT OF AN EXERCISE OF THE CALL RIGHT,
                   THE PUT RIGHT OR THE ADDITIONAL CALL RIGHT

         Section 6.01. The obligation of the Company and the Shareholders to consummate the sale of the Remaining Shares after exercise of the Call Right or the Put Right and the obligation of the Company and the Shareholders to consummate the sale of the Remaining Shares after exercise of the Additional Call Right are subject to the fulfillment prior to or at the Subsequent Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Shareholders at their option):

                  (a) Material Adverse Effect. Since the date of the Purchaser Balance Sheet, there shall not have been a Purchaser Material Adverse Effect, and the President and Chief Financial Officer of Purchaser shall have certified to such effect to the Company in writing.

                  (b) Governmental Consents. The waiting period under the HSR Act (as defined below), if applicable, shall have expired or been terminated.

                  (c) No Prohibition. (i) No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the purchase and sale of the Remaining Shares or the other transactions contemplated by this Agreement or the Agreement of Merger shall be in effect nor shall any proceeding by any administrative agency or commission or court or other agency of the government seeking any of the foregoing be pending.

                           (ii) The Agreement of Merger and the Merger shall
have been duly adopted and approved by the requisite vote of the Company's shareholders in accordance with the California General Corporation Law.

                  (d) Opinions of Counsel. The Purchaser shall have delivered to the Company and the Shareholders an opinion of its counsel, Dechert, dated the Subsequent Closing Date, in substantially the form attached hereto as Exhibit J.

                  (e) Performance and Compliance. Purchaser shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Subsequent Closing Date, and an authorized officer of Purchaser shall have certified to such effect to the Company in writing.

                  (f) Satisfactory Instruments of Transfer. All instruments and documents required on Purchaser's part to effectuate and consummate the transactions contemplated at the Subsequent Closing shall be delivered to the Company and shall be in form and substance reasonably satisfactory to the Company.

                  (g) Representations and Warranties of the Merger Subsidiary. The following representations and warranties of Merger Subsidiary not qualified as to materiality shall be true and correct in all material respects, and the following representations and warranties that are qualified as to materiality shall be true and correct, in each case as of the Subsequent Closing

Date, and Purchaser and Merger Subsidiary shall have delivered to the Company a certificate signed by an authorized officer of each of Purchaser and Merger Subsidiary to such effect.

                           (i) Organization, Qualifications and Corporate Power. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Merger Subsidiary has the corporate power and corporate authority to own and hold its properties and to carry on its business as now conducted, and to execute, deliver and perform the Agreement of Merger.

                           (ii) Authorization of Agreements, Etc. The execution and delivery by Merger Subsidiary of the Agreement of Merger and the performance by Merger Subsidiary of its obligations thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency or government, the Articles of Incorporation of Merger Subsidiary, or the Bylaws of Merger Subsidiary, or any provision of any indenture, agreement or other instrument to which Merger Subsidiary or any of its respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument. The Merger Subsidiary is in full compliance with all of the terms and provisions of its governing documents.

                           (iii) Validity. The Agreement of Merger has been duly executed and delivered by Merger Subsidiary and constitutes the legal, valid and binding obligation of Merger Subsidiary, enforceable in accordance with its terms.

         Section 6.02. In addition to the conditions listed in Section 6.01, the obligation of the Company and the Shareholders to consummate the sale of the Remaining Shares after exercise of the Additional Call Right if Purchaser has elected to pay the Additional Call Right Purchase Amount at least in part pursuant to the Purchaser Promissory Notes (it being understood that if Purchaser elects to pay all of the Additional Call Right Purchase Amount in cash at the Subsequent Closing, the following conditions do not apply) are subject to the fulfillment prior to or at the Subsequent Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Shareholders at their option):

                  (a) Performance of the Purchaser. Purchaser's Revenues for the last four full fiscal quarters completed prior to the date of the Additional Call Right Notice shall have increased over Purchaser's Revenues for the four full fiscal quarters ended September 30, 2001 by at least the lower of (A) a compound annual growth rate of ten percent (10%) or (B) the compound annual growth rate by which the Company's Revenues increased during such period; (ii) for the last four full fiscal quarters completed prior to the date of the Additional Call Right

Notice, Purchaser's Operating Income Margin as reflected in Purchaser's financial statements prepared in accordance with generally accepted accounting principles shall not be less than the lower of (A) ten percent (10%) or (B) the Company's Operating Income Margin for the same period. Purchaser's Tangible Net Worth at the end of the last day of the month preceding the date of the Additional Call Right Notice shall be at least equal to $49,219,000.

                  (b) Performance and Compliance. Purchaser shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Subsequent Closing Date, and an authorized officer of Purchaser shall have certified to such effect to the Company in writing.

         Section 6.03. In addition to the conditions set forth in Section 6.01, the obligation of the Company and the Shareholders to consummate the sale of the Remaining Shares after exercise of the Call Right or the Put Right are subject to the fulfillment prior to or at the Subsequent Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Shareholders at their option):

                  (a) Additional Representations and Warranties of Purchaser. The following representations and warranties of Purchaser not qualified as to materiality shall be true and correct in all material respects, and the following representations and warranties that are qualified as to materiality shall be true and correct, in each case as of the Subsequent Closing Date, and Purchaser shall have delivered to the Company a certificate to such effect signed by an authorized officer of Purchaser.

                           (i) Authorization of Agreements, Etc.

                           (A) The execution and delivery by Purchaser of the
Agreement of Merger and the Purchaser Shares Registration Rights Agreement, the performance by Purchaser of its obligations thereunder and the issuance, sale and delivery of the Purchaser Shares have been duly authorized by all requisite corporate action and do not violate any provision of law, any order of any court or other agency of government or the Purchaser Charter Documents, or any provision of any indenture, agreement or other instrument to which Purchaser or Purchaser Subsidiary or any of the properties or assets of Purchaser or Purchaser Subsidiary is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser other than (x) pursuant to bank debt outstanding on the Subsequent Closing Date, (y) would not result in a Material Adverse Effect on Purchaser, or (z) would prohibit or materially delay any payment to be made under the Purchaser Promissory Notes.

                           (B) The Purchaser Shares have been duly authorized
and, when issued in accordance with this Agreement and the Agreement of Merger, will be validly issued, fully paid and nonassessable shares of Common Stock of Purchaser with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims and encumbrances imposed by or through Purchaser. None of the issuance, sale or delivery of the

Purchaser Shares is subject to any preemptive right of stockholders of Purchaser or to any right of first refusal or other right in favor of any person which has not been waived.

                           (ii) Validity. The Agreement of Merger and the
Purchaser Shares Registration Rights Agreement has been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, subject to (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors; (B) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity); and (C) to the extent the indemnification provisions contained in the Purchaser Shares Registration Rights Agreement may be limited by applicable Federal or state securities laws.

                           (iii) Purchaser IPO Prospectus. The final prospectus
related to the Purchaser IPO, as of the date of such prospectus, does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Performance and Compliance. Purchaser shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Subsequent Closing Date, and an authorized officer of Purchaser shall have certified to such effect to the Company in writing.

                  (c) Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Purchaser of the Agreement of Merger, other than (1) filings pursuant to state securities laws (all of which filings have been made by Purchaser, other than those which are required to be made after the Subsequent Closing which will be made by Purchaser) and (2) filings pursuant to California Corporations Code which will be duly made on a timely basis in connection with the sale of the Remaining Shares (all of which filings have been made by Purchaser).

                                   ARTICLE VII

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         The Company and, with respect to Sections 7.11 and 7.12, the Shareholders covenant and agree with Purchaser that, unless otherwise consented to by Purchaser in writing:

         Section 7.01. Financial Statements, Reports, Etc. The Company shall furnish to Purchaser:

                  (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified to that effect by a firm of independent public accountants selected by the Board of Directors of the Company;

                  (b) within forty-five (45) days after the end of each fiscal quarter of the Company a consolidated balance sheet of the Company as of the end of such fiscal quarter and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter then ended, unaudited but prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements are subject to normal recurring year-end adjustments and do not contain all of the footnotes under generally accepted accounting principles);

                  (c) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or files with the Commission; and

                  (d) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Purchaser reasonably may request.

         Section 7.02. Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, for the purpose of effecting the conversion of the Purchaser Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Company Common Stock as shall be sufficient to effect the conversion of the Purchaser Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Company Common Stock shall not be sufficient to effect the conversion of the Purchaser Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary and within its control and use its best efforts to cause the shareholders of the Company to take such corporate action as may be necessary to increase its authorized but unissued shares of Company Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Company Common Stock upon conversion of the Purchaser Preferred Shares.

         Section 7.03. Corporate Existence; Line and Operation of Business. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, the Company shall maintain its corporate existence, rights and franchises in full force and effect and shall not enter any line of business which is not consistent with the business and the markets it currently serves as disclosed in the Confidential Memorandum dated April 2001 of the Company. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, the Company shall operate its business in good faith consistent with its past practices and shall not take actions not in the ordinary course of its business or change its accounting methods with the primary purpose of increasing the Company's Revenues in any calculation under this Agreement.

         Section 7.04. Cooperation in connection with the Purchaser IPO. The Company shall, in addition to its obligations under Section 7.06 hereof, use its commercially reasonable efforts to assist Purchaser in achieving the consummation of the Purchaser IPO. The Company shall use its commercially reasonable efforts to assist Purchaser in preparing and filing with the Commission and having declared effective by the Commission the registration statement related to the Purchaser IPO. In furtherance of the foregoing, the Company shall make its officers, directors, employees and public accountants, upon reasonable prior notice, reasonably available to Purchaser and such persons as Purchaser may designate (including the underwriters of the Purchaser IPO), and the Company shall cause its officers, directors, employees and public accountants to participate in such meetings, due diligence sessions, management presentations, roadshow presentations and other events as Purchaser requests in connection with the Purchaser IPO; provided, however, that Purchaser shall pay any and all costs or expenses associated with the foregoing incurred from third parties and all reasonable out-of-pocket costs and expenses incurred by the Company.

         Section 7.05. Properties, Business, Insurance. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, the Company shall maintain its properties and business and the properties and business of the Subsidiaries with insurance from financially sound and reputable insurers against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         Section 7.06. Inspection, Consultation and Advice. Prior to the earlier to occur of the Subsequent Closing Date, the Termination Date or the date on which Purchaser ceases to own at least fifty percent (50%) of the Purchaser Preferred Shares, the Company shall permit Purchaser and such persons as Purchaser may designate, at Purchaser's expense, from time to time, to visit and inspect any of the properties of the Company, examine the Company's books, discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice; provided, however, that the Company shall not be obligated pursuant to this Section 7.06 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information except as required by law. The recipients of any confidential information pursuant to this
Section 7.06 agree to hold such information in confidence.

         Section 7.07. Restrictive Agreements Prohibited; Integration. (a) The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Registration Rights Agreement.

                  (b) Neither the Company nor any person acting on its behalf will take any action (including, without limitation, any offer, issuance or sale of any security of the Company which might require the integration of such security with the Purchaser Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder) so as to subject the offering, issuance, or sale of the Purchaser Preferred Shares to the registration requirements of the Securities Act.

         Section 7.08. Use of Proceeds; Purchaser Preferred Shares. The Company may use all or any portion of the Initial Closing Payment to effect the Company Repurchase. The Company Repurchase shall comply with all applicable laws. The shares of Company Common Stock issuable upon conversion of all of the Purchaser Preferred Shares purchased by Purchaser in the Initial Closing shall represent (after giving effect to such conversion) not less than twelve and one-half percent (12 -1/2%) of the Fully Diluted Shares (as defined below) of the Company on the Measuring Date. The Certificate of Determination shall provide that if the shares of Company Common Stock issuable upon conversion of all of the Purchaser Preferred Shares purchased by Purchaser in the Initial Closing represents less than twelve and one-half percent (12 -1/2%) of the Fully Diluted Shares of the Company on the Measuring Date, the Company shall issue to Purchaser the number of Preferred Shares required so that after such issuance, the Purchaser Preferred Shares owned by Purchaser shall be convertible into shares of Company Common Stock representing (after giving effect to such conversion) not less than twelve and one-half percent (12 -1/2%) of the Fully Diluted Shares of the Company on the Measuring Date.

         Section 7.09. Employee Nondisclosure and Developments Agreements. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, the Company shall use its best efforts to obtain an Employment Non-Disclosure and Assignment of Inventions Agreement in substantially the form provided to Purchaser, or in such other form as is approved by the Board of Directors of the Company, from all future officers, key employees and other employees who will have access to confidential information of the Company or any Subsidiary, upon their employment by the Company or any Subsidiary.

         Section 7.10. Keeping of Records and Books of Account. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, the Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 7.11. Non-Competition; Non-Solicitation; Customer Interference.

                  (a) Each Shareholder (other than Messrs. William DiGiovanni, Dennis Row and Renzo W. Spanhoff), severally and not jointly, agrees that he shall not, (i) during the period from the Initial Closing Date until two years after the Subsequent Closing Date, or (ii) if there has not been a Subsequent Closing, until the Termination Date (such period, the "Restriction Period"), participate in or engage in, or otherwise lend assistance (financial or otherwise) to any person participating in or engaged in or be (except as the holder of the shares or debentures in a public company which confer not more than five percent (5%) of the votes which could normally be cast at a general meeting of such company) directly or indirectly interested in carrying on any of the lines of business in which the Company is participating or engaged on the Initial Closing Date anywhere in the world.

                  (b) Each Shareholder agrees, severally and not jointly, that he shall not, during the Restriction Period, employ, solicit or entice away or seek to employ, solicit or entice away from the employment of the Company or Purchaser (otherwise than in response to a newspaper or trade advertisement) any person who is at the Initial Closing an officer or employee of the Company or Purchaser.

                  (c) Each Shareholder agrees, severally and not jointly, that he shall not, during the Restriction Period, cause or attempt to cause (i) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (ii) any officer or employee of the Company to resign or sever a relationship with the Company.

                  (d) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction. Purchaser and the Shareholders acknowledge and agree that any remedy at law for any breach of the provisions of this Section would be inadequate, and each Shareholder hereby consents to the granting by any court of an injunction or other equitable relief in order that the breach or threatened breach of such provisions may be effectively restrained.

         Section 7.12. Voting Agreements; No Solicitation; Option Agreements.

                  (a) Voting Agreement. At the Initial Closing, each Shareholder will enter into a voting agreement and proxy with Purchaser in the form attached hereto as Exhibit K (the "Voting Agreement").

                  (b) No Solicitation. From the date hereof until the earlier to occur of the date immediately following the Subsequent Closing Date or the Termination Date, the Company will not, nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding the submission of, any proposal for action or agreement that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the likelihood of the Transactions being consummated (a "Proposal"), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or date with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal or (iii) enter into any agreement with respect to any Proposal or approve or agree or resolve to approve any Proposal. Upon execution of this Agreement, the Company will and will cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (and in any event, within 24 hours) advise Purchaser orally and in writing of any request for information or the submission or receipt of any Proposal, or any inquiry with respect to or which could lead to any Proposal, the material terms and conditions of such request, Proposal or inquiry and the identity of the person making any such request, Proposal or inquiry and the Company's response or responses thereto.

                  (c) Option Agreements. At the Initial Closing, each Shareholder will enter into an option agreement with Purchaser in the form attached hereto as Exhibit L (the "Option Agreement"). Any shares acquired by Purchaser pursuant to an Option Agreement shall be included as shares owned by Purchaser for calculating the Acquired Percentage and for the calculation in
Section 1.03(e)(i) hereof.

         Section 7.13. Certain Restrictions and Limitations. Prior to the earlier to occur of the Subsequent Closing or the Termination Date, the Company will not, without the vote or written consent of the holders of at least a majority of the Purchaser Preferred Shares consent to any liquidation, dissolution or winding up of the Company or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or a material portion of its assets (other than a consolidation, merger or other business combination the result of which is that the aggregate amount of outstanding shares of the Company subject to the Voting Agreements and the irrevocable proxies coupled with interests contained therein represent more than a majority of the Fully Diluted Shares (as defined below but without taking account of the conversion of the Series A Preferred Stock into Company Common Stock) of the Company after such consolidation, merger or other business combination) unless all holders of any new securities of the Company issued in such transaction execute and deliver to Purchaser the Voting Agreement and the irrevocable proxy coupled with an interest in the form of the proxy set forth therein.

         Section 7.14. Restrictive Legend; Issuance of Additional Securities. All shares of any class of securities of the Company issued after the date hereof shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE PURCHASE AND OPTION AGREEMENT DATED JANUARY 25, 2002 BY AND AMONG THE COMPANY, PURCHASER AND CERTAIN OF THE SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         Subject to the Charter Documents, the Company may issue any shares of any class of its securities after the date hereof (such shares, the "Additional Shares"); provided, however, that the Company will not issue Additional Shares (including Company Common Stock issuable upon the exercise of Company Options granted after the date hereof) such that the aggregate amount of outstanding shares of the Company subject to the Voting Agreements and the irrevocable proxies coupled with interests contained therein after such issuance would represent less than a majority of the Fully Diluted Shares (as defined below but without taking account of the conversion of the Series A Preferred Stock into Company Common Stock) of the Company, unless the proposed holders of such Additional Shares execute and deliver to Purchaser the Voting Agreement and the irrevocable proxy coupled with an interest in the form of the proxy set forth therein. Notwithstanding the foregoing, subject to the Charter Documents and except as set forth in Section 7.08 hereof or in connection with the issuance of Company Common Stock upon the exercise of Company Options granted prior to the date hereof or Company Options granted to management or key employees of the Company in the ordinary course of business after the date hereof, in no event shall the Company issue any Additional Shares or options to purchase securities of the Company to any person who is a shareholder or optionholder of the Company on the date hereof or an affiliate of any such person. The restrictions set forth in the first sentence of this paragraph shall not apply to the issuance of Company Common Stock upon the exercise of a Company Option granted prior to the date hereof by an optionholder who is not a Shareholder.

         Section 7.15. Money Obligations. The Company will pay in full:

                  (a) in accordance with past practice, all taxes, assessments, and governmental charges or levies imposed upon the Company or upon the income and profits of the Company, or upon any property, real, personal or mixed, belonging to the Company, or upon any part thereof, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon the franchises, properties, earnings or business of the Company; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and for which a bond staying execution or enforcement thereof shall have been posted, or adequate reserves therefor established; and

                  (b) in accordance with past practice, all debts, obligations and liabilities, for which it may be or become liable or to which any or all of its properties may be or become subject.

         Section 7.16. Agreements. Unless disputed in good faith, the Company shall timely comply in all material respects with all its agreements and obligations under all leases, subleases, agreements and contracts, and shall not default thereunder.

         Section 7.17. Transactions with Affiliates. Prior to the earlier to occur of the Subsequent Closing or the Termination Date, the Company will not enter into or participate in any transaction (other than an arm's length transaction) with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

         Section 7.18. Dividends, Distributions and Payments to Shareholders; Option Grants. Prior to the earlier to occur of the Subsequent Closing or the Termination Date, the Company will not (a) declare or pay any dividend on any class of its capital stock or make any payment on account of the purchase, redemption (except for (i) the Company Repurchase, (ii) the repurchase of Company Common Stock from employees, officers or directors pursuant to agreements under which the Company has an option to repurchase such shares at cost upon the termination of employment with or services to the Company or (iii) the dividend of the aggregate amount of any cash proceeds received by the Company from the exercise of the Company Options after the Initial Closing Date and prior to the Subsequent Closing Date) or other retirement of any shares of any class of its capital stock, (b) make any other distribution or payment in respect of any class of its capital stock, (c) make any payment of principal or interest on account of any indebtedness of the Company to any shareholder of the Company, or (d) grant any option to purchase shares of Company Common Stock or other securities of the Company if (i) the per share price that would be paid to the Company upon exercise of such option is greater than the fair market value (determined in good faith by the Board of Directors of the Company) on the date of such grant of a share of the security underlying such option or (ii) such option vests at a rate that is faster than one-third (1/3) of the number of shares of securities underlying such option on the date of such grant in each of the three (3) years immediately following such grant; provided, however, that the provisions of this subclause (d)(ii) shall not prohibit the accelerated vesting of Company Options pursuant to Section 1.03(i)(A) hereof or the accelerated vesting of Additional Call Right Out-of-Money Options pursuant to Section 1.03(i)(B) hereof. Notwithstanding anything to the contrary herein, during the period of time (x) between the Initial Closing and March 31, 2003, the Company shall not grant options to purchase more than 200,000 shares of Company Common Stock or other securities of the Company, and (y) between April 1, 2003 and the Subsequent Closing, the Company shall not grant options to purchase more than 100,000 shares of Company Common Stock or other securities of the Company in addition to the options permitted to be granted under the immediately preceding clause (x).

         Section 7.19. Other Information and Events. The Company will furnish to
Purchaser:

                  (a) as soon as possible and in any event within five (5) days after the Company receives notice from any party to any agreement that the Company is in default thereunder, a copy of such notice and a written statement by an authorized officer of the Company setting forth details as to such default and stating the action, if any, which the Company proposes to take with respect thereto;

                  (b) immediately after the commencement thereof, notice in writing of all actions, suits, investigations and proceedings by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against or affecting the Company or any of its properties or assets; and

                  (c) within five (5) days after the furnishing of any opinion of the Company's counsel made available to the Company's independent public accountants, a copy of such opinion.

         Section 7.20. Future Subsidiaries. In the event the Company shall acquire or create a subsidiary or subsidiaries, the Company agrees that the covenants contained in this Article VII shall apply to the Company and such subsidiaries on a consolidated basis.

         Section 7.21. Qualification. The Company will duly license or qualify itself and each Subsidiary to transact business as a foreign corporation and will ensure that itself and each Subsidiary is in good standing in each jurisdiction in which the nature of the business transacted by the Company or each Subsidiary, respectively, or the character of the properties owned or leased by the Company or each Subsidiary, respectively, requires such licensing or qualification.

         Section 7.22. Draft Opinion. Following Pillsbury's completion of its due diligence review of the corporate books and records of the Company, and not later than ninety (90) days after the Initial Closing Date, the Company shall cause Pillsbury to deliver to Purchaser the proposed qualifications and exceptions to opinion 2 in the form of opinion of Pillsbury attached hereto as
Exhibit I and an explanation of any such qualifications and exceptions proposed to be taken. The proposed qualifications and exceptions so delivered to Purchaser shall not be deemed to limit the ability of Pillsbury to add qualifications and exceptions to the opinion to which such qualifications and exceptions relate based on facts or circumstances that arise or about which Pillsbury becomes aware after the date of such delivery.

                                  ARTICLE VIII

                             COVENANTS OF PURCHASER

         Section 8.01. Financial Statements, Reports. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, Purchaser shall furnish to the Company:

                  (a) within 120 days after the end of each fiscal year of Purchaser, a balance sheet of Purchaser as of the end of such year and statements of income and cash flows for such year, which year-end financial reports shall be in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied and shall be audited and accompanied by the opinion of independent public accountants of a "Big 5" accounting firm approved by the board of directors of Purchaser;

                  (b) within 45 days after the end of each of its first three fiscal quarters, unaudited financial statements of Purchaser on a quarterly basis prepared in accordance with generally accepted accounting principles and fairly reflecting the fiscal affairs of Purchaser to the date thereof;

                  (c) contemporaneously with delivery to holders of common stock of Purchaser, a copy of each report of Purchaser delivered to holders of common stock of Purchaser;

                  (d) a notice summarizing any material litigation initiated by or against Purchaser and any material developments regarding any such litigation or regarding other material legal or regulatory issues, in each case promptly after the occurrence thereof; and

                  (e) such other available information as is reasonably requested by the Company.

         Section 8.02. Voting. In the event that exercise of the Put Right requires the approval of the shareholders of the Company, Purchaser shall vote or cause to be voted the Purchaser Preferred Shares owned by it or over which it has voting control (or, in the event some or all of the Purchaser Preferred Shares have been converted into shares of Common Stock of the Company, such shares of Common Stock owned by it or over which it has voting control) in a manner that is consistent with the recommendation of the Board of Directors of the Company. In the event that the Company seeks shareholder approval of accelerated vesting of Company Options pursuant to the fourth sentence of
Section 1.03(i)(A) hereof in the manner required under Section 280G(b)(5) of the Code so as to avoid the treatment of such accelerated vesting as an "excess parachute payment" within the meaning of Section 280G of the Code, Purchaser shall vote or cause to be voted the Purchaser Preferred Shares owned by it or over which it has voting control (or, in the event some or all of the Purchaser Preferred Shares have been converted into shares of Common Stock of the Company, such shares of Common Stock owned by it or over which it has voting control) in a manner that is consistent with the recommendation of the Board of Directors of the Company.

         Section 8.03. Inspections, Consultation and Advice. Prior to the earlier to occur of the Subsequent Closing Date or the Termination Date, Purchaser shall permit the Company and the Shareholders and such persons as they may designate, at their expense to visit and inspect the headquarters of Purchaser located in Exton, Pennsylvania, and discuss the affairs, finances and accounts of Purchaser with its officers, employees and public accountants (and Purchaser hereby authorizes such accountants to discuss with the Company and the Shareholders and such designees such affairs, finances and accounts).

         Section 8.04. Purchaser IPO. Purchaser shall keep the Company reasonably informed concerning the timing of the Initial Filing Date and the closing of the Purchaser IPO. Purchaser shall notify the Company pursuant to
Section 11.08 hereof of the date that Purchaser expects to be the Initial Filing Date (such notice, the "IPO Notice") when Purchaser is reasonably able to predict the Initial Filing Date.

         Section 8.05. Non-Solicitation. Purchaser agrees that it shall not, during the period from the Initial Closing Date until the Subsequent Closing Date, or if there has not been a Subsequent Closing, until the Termination Date, employ, solicit or entice away or seek to employ, solicit or entice away from the employment of the Company (otherwise than in response to a newspaper or trade advertisement) any person who is at the Initial Closing an officer or employee of the Company.

         Section 8.06. Employee Benefits. Purchaser will provide benefits to employees of the Company as soon as reasonably practicable following the Subsequent Closing that are reasonably comparable to the benefits currently provided to similarly situated employees of Purchaser. From and after the Subsequent Closing, Purchaser shall grant all employees of the Company credit for all service (to the same extent as service with Purchaser is taken into account with respect to similarly situated employees of Purchaser) with the Company prior to the Subsequent Closing for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Subsequent Closing as if such service with the Company was service with Purchaser. Purchaser and the Company agree that where applicable with respect to any medical or dental benefit plan of Purchaser, Purchaser shall, if permitted by its third party insurance providers, waive any pre-existing condition exclusion and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of the Company who was, as of the Subsequent Closing, excluded from participation in a plan by virtue of such pre-existing condition) and similar limitations, eligibility waiting periods and evidence of insurability requirements under any of Purchaser's group health plans to the extent permitted by such plans. Purchaser shall, if permitted by its third party insurance providers, provide that any covered expenses incurred on or before the Subsequent Closing by the Company's employees or such employees' covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Subsequent Closing to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Purchaser. Any employment of a former Company employee shall not affect the "at will" employment status of any such employee or limit any right of Purchaser or its applicable subsidiary to terminate any employee with or without cause following the Subsequent Closing.

         Section 8.07. Merger Subsidiary. Subject to the waiver or satisfaction of the conditions precedent to the Subsequent Closing set forth in Article V hereof, Purchaser agrees to cause Merger Subsidiary to take any and all action necessary to execute the Agreement of Merger and consummate the Merger.

         Section 8.08. Options. As of a Subsequent Closing in connection with the exercise of the Call Right or the Put Right, Purchaser shall grant options (collectively, the "Additional Purchaser Options") to purchase in the aggregate a number of shares of Purchaser's common stock equal to the Option Number (as defined below) multiplied by the Conversion Rate. Purchaser shall grant the Additional Purchaser Options to such employees and managers of the Company as are reasonably designated by the Chief Executive Officer of the Company. The Additional Purchaser Options shall be subject to a Purchaser stock option plan in effect generally for Purchaser's employees, shall be on terms generally comparable to those of other Purchaser employee options for new grants, and shall be exercisable at a price per share equal to (i) if the Subsequent Closing Date is the date of the consummation of the Purchaser IPO, the initial public offering price per share of common stock of Purchaser in the Purchaser IPO, or
(ii) if the Subsequent Closing Date is a date other than the date of the consummation of the Purchaser IPO, the closing market price on the Subsequent Closing Date of Purchaser's common stock on the market, exchange or quotation system on which Purchaser common stock is then listed. "Option Number" means (x) in the event that the Subsequent Closing Date is on or prior to March 31, 2003, a number of shares equal to the number of shares underlying all options to purchase securities of the Company granted after the Initial Closing Date which are exercised prior to, or are outstanding immediately prior to, the Subsequent Closing Date; provided, however, that in no event shall the Option Number calculated under this clause (x) exceed 100,000, or (y) in the event that the Subsequent Closing Date is after March 31, 2003 and on or prior to December 31, 2003, a number of shares equal to the number of shares underlying all options to purchase securities of the Company granted after the Initial Closing Date which are exercised prior to, or are outstanding immediately prior to, the Subsequent Closing Date; provided, however, that in no event shall the Option Number calculated under this clause (y) exceed 150,000.

                                   ARTICLE IX

                                MUTUAL COVENANTS

         Section 9.01. Antitrust Notification; Governmental Approvals. Upon the written request of Purchaser or the Company, each of the Company and Purchaser shall as promptly as practicable, but in no event later than ten business days following the date of such written request, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated by the Call Right, the Put Right or the Additional Call Right, as applicable, and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and will request early termination of the waiting period under the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Company and Purchaser shall as promptly as practicable comply with any other laws which are applicable to the purchase and sale of the Remaining Shares and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any other person in connection with such transaction is necessary. Each of the Company and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, submission, registration or declaration which is necessary under the HSR Act or any other law. The Company and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and any other governmental entities and shall comply promptly with any such inquiry or request. Each of the Company and Purchaser shall use their respective commercially reasonable efforts to obtain any clearance required under the HSR Act or any other consent, approval, order or authorization of any governmental entity necessary for the purchase and sale of the Remaining Shares.

         Section 9.02. Agreement of Merger. Subject to the conditions precedent to the Subsequent Closing set forth in this Agreement, each of the Company and Purchaser agrees to use its best efforts to take any and all action necessary to execute the Agreement of Merger and consummate the Merger.

         Section 9.03. Taxes. The parties hereto acknowledge that the acquisition of the Remaining Shares by Purchaser pursuant to the Agreement of Merger shall be treated for federal income tax purposes as a taxable purchase of the Remaining Shares by the Purchaser from the Shareholders and each of the parties hereto agrees to report the transaction in a manner consistent with that treatment for federal income tax purposes.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.01. Indemnification By the Company and the Shareholders.

                  (a) Extent of Indemnity. The Company, after the Initial Closing and until the Termination Date, and the Shareholders severally but not jointly (based upon each Shareholder's pro rata ownership of all issued and outstanding shares of Company Common Stock (excluding for this purpose the Purchaser Preferred Shares and all shares of Company Common Stock issuable upon conversion of the Purchaser Preferred Shares) immediately prior to the Initial Closing), after the Subsequent Closing, hereby agree to indemnify, defend and hold harmless Purchaser and its officers, directors and affiliates (the "Purchaser Indemnified Parties") from and against:

                           (i) any loss, liability, claim, obligation, damage,
deficiency, costs and expenses, fines or penalties (including without limitation reasonable attorney fees and other defense costs, costs of investigation, remediation or other response actions) of or to a Purchaser

Indemnified Party arising out of or resulting from any misrepresentation or breach of representation or warranty of the Company or any Shareholder contained in this Agreement or in any agreement (including without limitation the Registration Rights Agreement) or statement or certificate furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, excluding the Voting Agreements and the Option Agreements (which Voting Agreements and Option Agreements include their own provisions with respect to remedies available to Purchaser);

                           (ii) any loss, liability, claim, obligation, damage
or deficiency, costs and expenses, fines or penalties (including without limitation reasonable attorney fees and other defense costs, costs of investigation, remediation or other response actions) of or to a Purchaser Indemnified Party arising out of or resulting from any breach or nonfulfillment of any covenant or agreement of the Company or any Shareholder contained in this Agreement or in any agreement (including without limitation the Registration Rights Agreement) or statement or certificate furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, excluding the Voting Agreements and the Option Agreements (which Voting Agreements and Option Agreements include their own provisions with respect to remedies available to Purchaser); and

                           (iii) any actions, judgments, costs and expenses
(including reasonable attorney fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section;

provided, however, that notwithstanding the foregoing, the first source of recovery by any Purchaser Indemnified Party for Damages (as defined below) under this Section 10.01(a), for which a Shareholder shall be held liable shall be the amount deposited by such Shareholder pursuant to the Escrow Agreement in accordance with Section 1.03(h), and the recovery by such Purchaser Indemnified Party of such Damages from the amount deposited pursuant to the Escrow Agreement shall not be limited by the several and not joint nature of the liability of the Shareholders pursuant to Section 10.01(a) for any breach by the Company only (as opposed to a breach by a Shareholder) of any representation or warranty. Notwithstanding anything to the contrary herein, in the event of any breach of
Section 7.11 hereof, the liability of each Shareholder shall be several and not joint. In no event shall the pro rata share of the liability of any Shareholder for any Damages pursuant to this Section 10.01 be less than a percentage that is equal to the percentage of the outstanding Company Common Stock owned by such Shareholder on the Initial Closing Date.

For purposes of this Agreement, the aggregate amount of such losses, liabilities, claims, obligations, damages, deficiencies, costs, expenses, fines or penalties (including without limitation reasonable attorney fees and other defense costs, costs of investigation, remediation or other response actions) of a party seeking indemnification under this Article X shall be hereinafter referred to as "Damage" or "Damages."

         Section 10.02. Indemnification By Purchaser.

                  (a) Extent of Indemnity. Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors and affiliates after the Initial Closing and until the Termination Date, and the Shareholders, after the Subsequent Closing (collectively the "Company Indemnified Parties") from and against:

                           (i) any loss, liability, claim, obligation, damage,
deficiency, costs and expenses, fines or penalties (including without limitation reasonable attorney fees and other defense costs, costs of investigation, remediation or other response actions) of or to a Company Indemnified Party arising out of or resulting from any misrepresentation or breach of representation or warranty of Purchaser or Merger Subsidiary contained in this Agreement or in any agreement (including without limitation the Registration Rights Agreement) or statement or certificate furnished or to be furnished to the Company or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby;

                           (ii) any loss, liability, claim, obligation, damage
or deficiency, costs and expenses, fines or penalties (including without limitation reasonable attorney fees and other defense costs, costs of investigation, remediation or other response actions) of or to a Company Indemnified Party arising out of or resulting from any breach or nonfulfillment of any covenant or agreement of Purchaser or Merger Subsidiary contained in this Agreement or in any agreement (including without limitation the Registration Rights Agreement) or statement or certificate furnished or to be furnished to the Company or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby; and

                           (iii) any actions, judgments, costs and expenses
(including reasonable attorney fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section.

         Section 10.03. Indemnification Procedures.

                  (a) For purposes of this Section 10.03, a party against which indemnification be sought is referred to as an "Indemnifying Party" and a party which may be entitled to indemnification is referred to as the "Indemnified Party." An Indemnified Party shall give prompt notice to the Indemnifying Party of the assertion of any claim, or the commencement of any action, suit or proceeding by a third party which is not an affiliate of any party hereto in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby.

                  (b) The Indemnifying Party shall have the right, exercisable by written notice to an Indemnified Party within 30 days of receipt of notice from an Indemnified Party of the commencement or assertion of any Third Party Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (i) the defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party; and (ii) the Indemnifying Party has sufficient financial resources, in the judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and (iii) the Third Party Claim solely seeks (and continues to seek) monetary damages; and (iv) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim (the conditions set forth in clauses (i) through (iv) are collectively referred to as the "Litigation Conditions"). If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 10.03, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 10.03, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) the Litigation Conditions cease to be met, or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith.

                  (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

                  (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim (i) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Third Party Claim, or (ii) which grants any injunctive or equitable relief, or (iii) which may reasonably be expected to have a material adverse effect on the affected business of the Indemnified Party. The Indemnified Party shall have the right to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Party, with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (e) The rights to indemnification of an Indemnified Party for breach of representation or warranty shall terminate when the applicable representation or warranty terminates pursuant to Section 11.02 hereof; provided, however, that such obligations to defend and hold harmless under Sections 10.01 and 10.02 shall not terminate with respect to any item as to which an Indemnified Party shall have, prior to the expiration of the survival period referred to above, previously made a claim by delivering a notice stating in reasonable detail the basis of such claim to the Indemnifying Party.

                  (f) Amounts payable in respect of indemnification obligations of the parties arising out of the purchase and sale of the Purchaser Preferred Shares shall be treated as an adjustment to the Initial Closing Payment. Amounts payable in respect of indemnification obligations of the parties arising out of the purchase and sale of the Remaining Shares shall be treated as an adjustment to the aggregate purchase price referred to in Section 1.03(d) or (e), as applicable. Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

         Section 10.04. Limitations on Liability.

                  (a) Subject to the terms of this Agreement, the Company, after the Initial Closing and until the Termination Date, shall not be liable to Purchaser under Section 10.01(a)(i) hereof unless the cumulative total of Damages under Section 10.01(a)(i) hereof exceeds $250,000 (the "Company Initial Closing Basket") whereupon Purchaser shall be entitled to indemnification under
Section 10.01 for all such Damages. The maximum liability of the Company to Purchaser for Damages under Section 10.01(a)(i) of this Agreement shall not exceed $7,500,000.

                  (b) Subject to the terms of this Agreement and after the occurrence of the Subsequent Closing Date, the Shareholders shall not be liable to the Purchaser under Section 10.01(a)(i) hereof unless the cumulative total of Damages under Section 10.01(a)(i) hereof exceeds $250,000 (including any Damages that have been cumulated in connection with the Company Initial Closing Basket) whereupon Purchaser shall be entitled to indemnification under Section 10.01 for all such Damages. The maximum liability of the Shareholders in the aggregate to Purchaser for Damages under Section 10.01(a)(i) of this Agreement shall not exceed $15,000,000.

                  (c) Subject to the terms of this Agreement, Purchaser, after the Initial Closing and until the Termination Date, shall not be liable to the Company under Section 10.02(a)(i) hereof unless the cumulative total of Damages under Section 10.02(a)(i) hereof exceeds $250,000 (the "Purchaser Initial Closing Basket") whereupon the Company shall be entitled to indemnification under Section 10.02 for all such Damages. The maximum liability of Purchaser to the Company for Damages under Section 10.02(a)(i) of this Agreement shall not exceed $7,500,000.

                  (d) Subject to the terms of this Agreement and after the occurrence of the Subsequent Closing Date, Purchaser shall not be liable to the Shareholders under Section 10.02(a)(i) hereof unless the cumulative total of Damages under Section 10.02(a)(i) hereof exceeds $250,000 (including any Damages that have been cumulated in connection with the Purchaser Initial Closing Basket) whereupon the Shareholders shall be entitled to indemnification under
Section 10.02 for all such Damages. The maximum liability of Purchaser to the Shareholders for Damages under Section 10.02(a)(i) of this Agreement shall not exceed $15,000,000.

                  (e) Notwithstanding anything in this Agreement (other than the sentence that immediately follows this sentence) to the contrary, in no event shall the liability of any Shareholder for Damages under Section 10.01(a)(i) hereof exceed an amount equal to the sum of (i) any amount paid to such Shareholder in the Company Repurchase, (ii) the purchase price paid to such Shareholder at the Subsequent Closing for Remaining Shares held by such Shareholder,

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(iii) any amount paid to such Shareholder pursuant to the Additional Call Right
Look Back, (iv) the purchase price at the Subsequent Closing for Remaining Shares held by any holder other than such Shareholder that were owned by such Shareholder on the Initial Closing Date and (v) any amount paid pursuant to the Additional Call Right Look Back to any holder of Remaining Shares other than such Shareholder that were owned by such Shareholder on the Initial Closing Date. Notwithstanding the foregoing sentence, in no event shall this Section 10.04(e) limit a Purchaser Indemnified Party's ability to recover for Damages under the Escrow Agreement.

         Section 10.05. Claims Related to Voting Agreements and Option Agreements. Notwithstanding any provision in this Agreement to the contrary, if the Company has fulfilled all of its agreements, covenants and obligations hereunder (including, without limitation, the Company has exercised reasonable efforts to achieve the adoption and approval by the requisite vote of the Company's shareholders of the Agreement of Merger and the Merger), the Company shall not be held liable to Purchaser for a breach by any Shareholder of such Shareholder's obligations under the Voting Agreement (including the proxy set forth therein) or Option Agreement entered into by such Shareholder.

         Section 10.06. Claims Against the Company. Notwithstanding any provision in this Agreement to the contrary, the Shareholders agree that they shall not be entitled to any indemnification from, or to make or receive any amount for any claim against, the Company in respect of any Damage or Damages arising out of or resulting from this Agreement or the transactions contemplated by this Agreement.

         Section 10.07. Insurance. The amount due as indemnification with respect to any claim under this Article X shall take into account and shall be reduced by the amount of any insurance or indemnification proceeds actually paid by any third party in respect of the subject matter of such claim (after deducting all attorneys' fees, expenses and other costs of recovery); provided that the amounts of any increase in insurance premium or retroactive premiums or premium adjustments resulting from the making of a claim or claims against insurers shall, for this purpose, be deemed to be deducted from the amount so paid by such insurers.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including, without limitation, all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions shall be consummated; provided, however, that if the transactions contemplated by the Subsequent Closing are completed, the Company agrees to assume the reasonable fees and expenses of a single law firm retained by the Company and the Shareholders in connection with the transactions contemplated by the Subsequent Closing up to an aggregate amount of $50,000.

         Section 11.02. Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the

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Initial Closing and if there is no Subsequent Closing shall terminate on the
Termination Date. In the event there is a Subsequent Closing, the representations and warranties in this Agreement and in any certificate delivered pursuant hereto in connection with the Subsequent Closing shall survive the Subsequent Closing and shall terminate on the date that is eighteen months after the Subsequent Closing Date.

         Section 11.03. Right of Co-Sale. (a) In the event that the Call Right, the Put Right and the Additional Call Right expire unexercised, and the Company has not exercised its option pursuant to Section 1.03(f)(i) to repurchase the Purchaser Preferred Shares, the holders of the Purchaser Preferred Shares shall have a right of co-sale to participate in any sale or series of related sales of capital stock of the Company in which a Shareholder participates that results in the sale of fifty percent (50%) or more of the voting power of the Company by the Company or any shareholders of the Company on the terms set forth in this Section. For purposes of this Section, the Company and/or any shareholders of the Company who so sell, are defined as the "Selling Shareholders," and the holders of the Purchaser Preferred Shares are defined as the "Non-Selling Shareholders."

                  (b) Notice of Proposed Transfer. A Shareholder that desires to participate in a sale or series of related sales set forth in Section 11.03(a) shall deliver to the Non-Selling Shareholders a written notice (the "Selling Shareholder Notice") stating: (i) the Selling Shareholder's bona fide intention to sell or otherwise transfer capital stock of the Company (the "Offered Shares"), (ii) the name of each proposed purchaser or other transferee (the "Proposed Transferee"), (iii) the number of Offered Shares to be transferred to each Proposed Transferee, and (iv) the cash or other bona fide consideration for which the Selling Shareholder proposes to transfer the Offered Shares (the "Offered Price").

                  (c) Exercise of Rights of Co-Sale. At any time within ten (10) business days after receipt of the Selling Shareholder Notice, each of the Non-Selling Shareholders shall notify the Selling Shareholder in writing if such Non-Selling Shareholders elect to participate in the proposed transfer of Offered Shares. Each participating Non-Selling Shareholder shall then have the right to sell to the Proposed Transferee at the same price and on the same terms as the Selling Shareholder, an amount of shares equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of common stock of the Company (assuming conversion of any securities convertible into common stock of the Company) held by such participating Non-Selling Shareholder and the denominator of which shall be the sum of the number of shares of common stock of the Company (assuming conversion of any securities convertible into common stock of the Company) proposed to be transferred by all the participating Selling Shareholders.

                  (d) Closing. The participating Non-Selling Shareholders shall enter into an agreement with the Proposed Transferee on terms and conditions identical, to the extent feasible, to the agreement entered into by the Selling Shareholders. To the extent that any Proposed Transferee refuses to enter into an agreement with any participating Non-Selling Shareholder, no Shareholder shall sell or transfer to such Proposed Transferee any shares of capital stock of the Company unless and until a Shareholder or Proposed Transferee purchases from such participating Non-Selling Shareholder the number of Purchaser Preferred Shares required to be

                                     - 63 -
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purchased under paragraph (c) of this Section on the same terms and conditions as specified in the Selling Shareholder Notice.

         Section 11.04. Waiver of Claims. In the event of a Subsequent Closing, in consideration of benefits offered to each Shareholder pursuant to this Agreement, each Shareholder, on behalf of such Shareholder and also on behalf of any other person or persons claiming or deriving a right from him, her or it, hereby unconditionally and irrevocably releases and discharges the Company, and its corporate affiliates, successors and predecessors, and all of their current or former employees, agents, officers, and directors of and from any and all claims, causes of actions, suits, charges, debts, dues, sums of money, attorneys' fees and costs, accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise, known or unknown to such Shareholder on the Subsequent Closing Date, in law or equity, accrued or unaccrued, contingent or non-contingent, whenever arising from the beginning of time up until the Subsequent Closing Date, in equity or in law, that such Shareholder or anyone claiming by, through, or under him, her or it, in any way might have, or could have, against the Company.

         Section 11.05. Restrictions on Transfer; Right of First Refusal. (a) Prior to the Termination Date, neither the Purchaser Preferred Shares, the Call Right nor the Additional Call Right shall be assignable or transferable by Purchaser without the prior written consent of the Company. Subject to Section 11.05(b), the restrictions on assignability and transfer set forth in this Section shall terminate after the Termination Date.

                  (b) After the Termination Date, before Purchaser may effect any sale, assignment, transfer or conveyance of Purchaser Preferred Shares (other than to a wholly-owned subsidiary of Purchaser) (such shares, the "Purchaser Offered Shares"), Purchaser must give to the Company a written notice (the "Purchaser's Notice") stating (a) Purchaser's bona fide intention to sell, assign, transfer or convey such Purchaser Offered Shares and the name and address of the proposed transferee; (b) the number of shares of such Purchaser Offered Shares; and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which Purchaser proposes to sell, assign, transfer or convey such Purchaser Offered Shares (the "Purchaser Offered Price").

                  (c) After the Termination Date, the Company shall have the right of first refusal (the "Right of First Refusal") to purchase all of the Purchaser Offered Shares that Purchaser proposes to sell, assign, transfer or convey, if the Company gives written notice of the exercise of such right to purchase within ten (10) business days after the date of its receipt of the Purchaser's Notice (the "Company's Refusal Period").

                  (d) The purchase price for the Purchaser Offered Shares to be purchased by the Company exercising the Right of First Refusal under this Agreement will be the Purchaser Offered Price multiplied by the number of Purchaser Offered Shares, and will be payable as set forth in Section 11.05(e) hereof. If the Purchaser Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company and Purchaser, absent fraud or manifest error.


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                  (e) Payment of the purchase price for the Purchaser Offered
Shares purchased by the Company exercising its Right of First Refusal will be made within ten (10) days after the end of the Company's Refusal Period. Payment of the purchase price for the Purchaser Offered Shares will be made in cash or other consideration offered by the proposed purchaser.

         Section 11.06. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party. As provided in Sections 1.02(b)(ii)(A) and 1.03(h)(ii) hereof, the fees or expenses of SEG incurred by the Company and the shareholders of the Company collectively in connection with the Initial Closing shall be paid out of the Initial Closing Amount and, in connection with the Subsequent Closing, if any, shall be paid out of the cash portion of the Remaining Shares Purchase Amount or the Additional Call Right Purchase Amount, as applicable.

         Section 11.07. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Purchaser Preferred Shares or Conversion Shares.

         Section 11.08. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by overnight courier, by certified or registered mail, postage prepaid, or by telecopier or telex (and shall be deemed given when, delivered if delivered by hand, one business day after deposited with an overnight courier service, three days after mailing if mailed, and when transmission copy is received if telecopied), addressed as follows:

                  (a) if to the Company, at 1600 Riviera Avenue, Walnut Creek, CA 94596, Attention: President, with a copy to Courtney M. Lynch, Esq., Pillsbury Winthrop, LLP, 50 Fremont Street, San Francisco, CA 94105;

                  (b) if to Purchaser, at 685 Stockton Drive, Exton, PA 19341,
Attention: General Counsel, with a copy to Carmen J. Romano, Esq., Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103; and

                  (c) if to any Shareholder, at the address of such Shareholder set forth in Schedule I hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Section 11.09. Termination. Notwithstanding anything contained herein to the contrary, the Purchase Option may be terminated and the transactions contemplated by the Purchase Option may be abandoned by either of Purchaser or the Company in the event the Subsequent Closing does not occur within ninety
(90) days after the closing of the Purchaser IPO; provided, however, that in the event there is any proceeding by an administrative agency, commission or

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other governmental entity seeking or imposing a temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the Subsequent Closing, such ninety (90) day period shall be extended to the date that is one hundred eighty (180) days after the closing of the Purchaser IPO. Notwithstanding anything contained herein to the contrary, the Purchase Option may be terminated and the transactions contemplated by the Purchase Option may be abandoned by either of Purchaser or the Company in the event the Subsequent Closing does not occur within ninety (90) days after date of the Additional Call Right Notice; provided, however, that in the event there is any proceeding by an administrative agency, commission or other governmental entity seeking or imposing a temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the Subsequent Closing, such ninety (90) day period shall be extended to the date that is one hundred eighty (180) days after the date of the Additional Call Right Notice.

         Section 11.10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in either (a) the United States District Court for the Eastern District of Pennsylvania, United States of America or in the absence of jurisdiction, the Court of Common Pleas located in Philadelphia, Pennsylvania, or (b) the United States District Court for the Northern District of California, or in the absence of jurisdiction, in any court of general jurisdiction in the County of San Francisco, and generally and unconditionally accepts and irrevocably submits to the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.08 hereof or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 11.08 hereof, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

         Section 11.11. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         Section 11.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.13. Amendments; Waiver. This Agreement may not be amended or modified, without the written consent of the Company, Purchaser and Shareholders holding at least a majority of the aggregate capital stock of the Company held by the Shareholders on the date hereof, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefit of such waived terms or provisions and that no amendment that materially increases a Shareholder's obligation hereunder shall be binding with respect to such Shareholder if such Shareholder does not consent to such amendment. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         Section 11.14. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         Section 11.15. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 11.16. Certain Defined Terms.

                  (a) As used in this Agreement, the following term shall have the following meaning (such meaning to be equally applicable to both the singular and plural forms of the term defined):

         "Assets and Properties" of any person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, that are operated, owned or leased by such person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, good and Intellectual Property.

         "Business or Condition" means, with respect to any person, the business, operations, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such person.

         "Fully Diluted Shares" means all issued and outstanding shares of Company Common Stock and all shares of Company Common Stock issuable upon exercise, conversion or exchange of all outstanding options, warrants, rights, convertible or exchangeable securities (including the Series A Preferred Stock, and any other Preferred Stock) and similar rights to subscribe for or to purchase such shares.

         "Intellectual Property" means and includes all rights, title and interests in the following items: (a) domestic and foreign patents (including, without limitation, certificates of invention, utility models and other patent equivalents), and all provisional applications, patent applications, and patents issuing therefrom, as well as any division, continuation, continuation in part, reissue, extension, re-examination certification, revival or renewal of any patent, all inventions and subject matter relating to such patents, in any and all forms, and all patents and applications for patents relating to such patents, (b) domestic and foreign trademarks, trade dress, service marks, trade names, domain names, icons, logos, and slogans and any other indicia of source or sponsorship of goods and services, designs and logotypes related thereto, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications),
         (c) copyrightable works and copyright interests in any of the Company's or Purchaser's, as the case may be, assets, including, without limitation, all common-law rights, all registered copyrights and all rights to register and obtain renewals and extensions of copyright registration, together with all copyright interests accruing by reason of international copyright conventions, (d) Inventions, (e) Software and other works of authorship, (f) trade secrets, (g) know-how, (h) all rights necessary to prevent claims of invasion of privacy, rights of publicity, defamation, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sales or display of the Software, (i) all income, royalties, damages and payments accrued after the Initial Closing with respect to the Software and all other rights thereunder, (j) all processes, designs, formulas, semiconductor mask works, industrial models, engineering and technical drawings, prototypes, improvements, discoveries, technology, data and other intellectual or intangible property and/or proprietary rights or interests of the Company or Purchaser, as the case may be, (and all goodwill associated therewith), (k) all rights to use all of the foregoing forever or for the applicable term of each right, and (1) all rights to sue for past, present or future infringement, misappropriation or other violations or impairments of any of the foregoing enumerated in subclauses (a) through (k) above, and to collect and retain all damages and profits therefor.

         "Inventions" means all novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories and ideas (including improvements and modifications thereof through the date hereof) relating to the assets of the Company or Purchaser, as the case may be, whether or not patentable.

         "Material" means (except when used with respect to Purchaser) material to the business or financial condition of the Company.

         "Material Adverse Effect" means any change, effect, event, matter, condition, occurrence, development or circumstance that (a) has or would reasonably be expected to have a material adverse effect on the Business or Condition of Purchaser or the Company, as the case may be, such that Purchaser's or the Company's fair market value, as the case may be, is materially reduced as a consequence thereof; provided, however, the term "Material Adverse Effect" shall not include those adverse effects occurring primarily as a result of general national economic or financial conditions and other developments that are not unique to Purchaser or the Company, as the case may be, but also affect to a similar degree other persons who participate or are engaged in the line of business in which Purchaser or the Company, as the case may be, participates or is engaged; (b) renders Purchaser or the Company, as the case may be, unable to perform its respective material obligations under this Agreement, the Agreement of Merger or any other agreement, instrument or document provided to Purchaser or the Company, as the case may be, hereunder in furtherance of this transaction or (c) has a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the Agreement of Merger or any other agreement, instrument or document provided to Purchaser or the Company, as the case may be, hereunder in furtherance of this transaction.

         "Operating Income" of a party means, on a consolidated basis, gross revenues less cost of revenues and less operating expenses from continuing operations for such party and less minority interests. Operating expenses from continuing operations includes research, product development, sales and marketing, general and administrative expenses as determined in accordance with generally accepted accounting principles. Operating expenses from continuing operations excludes taxes, interest income and expense, realized and unrealized foreign exchange gains and losses, and extraordinary items, including, but not limited to, gains and losses associated with asset sales not in the ordinary course of business, legal settlements, changes in accounting policy and transaction costs associated with effecting acquisitions, joint ventures, share repurchases and other corporate transactions, including the transactions contemplated herein. For purposes of the calculation of the Company's Operating Income, Operating Income will not include any operating income attributable to the portion of the Joint Ventures or Subsidiaries not owned by the Company.

         "Operating Income Margin" of a party means Operating Income for such party over a particular time period divided by Revenues for such party over the same time period.

         "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         "Revenues" of a party means, on a consolidated basis, the gross revenues of such party, excluding pro forma consolidated revenues of the other party to this Agreement, for a period of time, as reported in the prospectus for the Purchaser IPO or, if there is not a prospectus for the Purchaser IPO at that time or if the gross revenues of such party are not reported in such prospectus, as reported in the financial statements of such party prepared in accordance with generally accepted accounting principles minus (i) third party costs attributed to any services and training revenues where such party does not retain greater than a 30% gross margin on the outsourced work, (ii) third party royalties and similar product costs attributed to product license and product lease revenues where such royalties or product costs are greater than 25% of the net price, (iii) payments or amounts owed by the Company to Purchaser pursuant to the Bundling Agreement to be entered into by the Company and Purchaser, (iv) revenues associated with products sold to resellers for resale during such period that have not been resold during such period, and (v) all commissions paid or owed by such party to third parties, or to affiliated companies not at least 51% owned by such party, for product licenses and product leases which have been included in gross revenues, and eighty percent (80%) of all commissions paid or owed by such party to third parties, or to affiliated companies not at least 51% owned by such party, for maintenance. The calculation of a party's Revenues for any period of time will treat any acquisitions made by such party occurring after the beginning of such period on a pro forma basis as if such acquisitions had occurred at the beginning of such period. For purposes of the calculation of the Company's Revenues, (a) gross revenues with respect to new product leases entered into during a period of time (which are incremental to leases in place at the beginning of such period, and taking into account only the product license, and not the maintenance, portion of each such product lease) will be annualized and multiplied times a factor equal to 1.5; provided, however, that in no event shall the provisions of this sentence duplicate any portion of the gross revenues of the Company already accrued in such period. In addition, for purposes of the calculation of the Company's Revenues, gross revenues will not include any revenues attributable to the portion of the Joint Ventures or Subsidiaries not owned by the Company.

         "Software" means the expression of an organized set of instructions in a natural or coded language, including without limitation, compilations and sequences, which is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include, without limitation, computer programs in source and object code, test or other significant data libraries, documentation for computer programs, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment, and any of the following which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, use, maintenance, diagnosis or assurance of the performance of a computer program: narrative descriptions, notes, specifications, designs, flowcharts, parameter descriptions, logic flow diagrams, masks, input and output formats, file layouts, database formats, test programs, test or other data, user guides, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code and other similar materials and information.

         "Tangible Net Worth" of a party means, on a consolidated basis, the assets of the party minus the liabilities of the party as such assets and liabilities are reported in the prospectus for the Purchaser IPO or, if there is not a prospectus for the Purchaser IPO at that time or if the assets and liabilities of such party as of the date for which Tangible Net Worth is to be calculated are not reported in such prospectus, as reported in the financial statements of such party prepared in accordance with generally accepted accounting principles. The assets of a party include all assets reflected in the prospectus for the Purchaser IPO or the financial statements of such party, as applicable in accordance with the preceding sentence, including without limitation, cash and cash equivalents, accounts receivable, income tax receivable, deferred income tax, prepaid and other current assets, property, plant and equipment, net, and investments in affiliated companies, but excluding intangible assets. The liabilities of a party include all liabilities reflected in the prospectus for the Purchaser IPO or the financial statements of such party, as applicable in accordance with the first sentence of this paragraph, including without limitation, current liabilities, long-term debt, deferred income tax and deferred compensation, but excluding deferred revenues. For purposes of the calculation of the Company's Tangible Net Worth, Tangible Net Worth will not include any tangible net worth attributable to the portion of the Joint Ventures or Subsidiaries not owned by the Company.

                  (b) Attached as Schedule 11.16(b) hereto are calculations of the Company's and Purchaser's Operating Income, Revenues and Tangible Net Worth for the periods set forth in such calculations. Schedule 11.16(b) shows the method of computation based on the applicable definitions set forth in Section 11.16, but is not intended to confirm any agreement on the actual numbers in the computations, which have been provided by each party without verification by the other party.

         Section 11.17. Public Announcement. The parties to this Agreement agree to publicly announce the transactions contemplated hereby by means of a press release in the form attached hereto as Exhibit L.

         Section 11.18. Time is of the Essence. Time is of the essence in the performance of this Agreement.


                     [Signature pages follow immediately.]

         IN WITNESS WHEREOF, Purchaser, the Company and the Shareholders have executed this Agreement as of the day and year first above written.

                                        BENTLEY SYSTEMS, INCORPORATED

                                        By:      /s/ David Nation
                                        ________________________________________
                                             Name:  David Nation
                                             Title:  Senior Vice President

                                        REBIS

                                        By:     /s/ Jeffrey P. Hollings
                                        ________________________________________
                                             Name:  Jeffrey P. Hollings
                                             Title:  President & CEO

                                        SHAREHOLDERS:

                                                 /s/ Jeffrey P. Hollings
                                        ________________________________________
                                        Jeffrey P. Hollings, Individually and
                                        as Trustee of the Hollings Trust
                                        Dated October 9, 1995



                                                 /s/ Holly V. Hollings
                                        ________________________________________
                                        Holly V. Hollings, Individually and
                                        as Trustee of the Hollings Trust
                                        Dated October 9, 1995



                                                 /s/  Dennis G. Row
                                        ________________________________________
                                        Dennis G. Row, Individually and
                                        as Trustee of the Row Family Trust under
                                        declaration of the trust
                                        dated November 30, 1999

                                                   /s/ Joan Row
                                        ________________________________________
                                        Joan Row, Individually and as Trustee of
                                        the Row Family Trust under declaration
                                        of the trust dated November 30, 1999


                                                 /s/ Graham H. Powell
                                        ________________________________________
                                        Graham H. Powell, Individually and as
                                        Trustee of the 1998 Powell Family Trust
                                        U.D.T. dated August 24, 1998 as separate
                                        property of Graham H. Powell


                                                 /s/ Renzo Spanhoff
                                        ________________________________________
                                                     Renzo Spanhoff


                                                 /s/ William C. DiGiovanni
                                        ________________________________________
                                                  William C. DiGiovanni

SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Purchase and Option Agreement ("Agreement") and that I know its contents. I am aware that, by its provisions, my spouse agrees to restrict the shares of capital stock of Rebis, a California corporation (the "Company"), held by him, including my community interest in them (the "Shares"), for a period of time. Furthermore, I acknowledge that I have had the opportunity to ask such questions of representatives of the Company, and to receive such answers and financial and other information concerning the Company and the Agreement, as I have requested or deem necessary for me to understand and evaluate the Agreement. I hereby consent to the restrictions on the Shares, approve of the provisions of the Agreement, and agree that I will not bequeath the Shares or any of them, or any interest in them by my will if I predecease my spouse. I direct that a residuary clause in my will shall not be deemed to apply to my community interest in the Shares.

         Dated: January 17, 2002.


                                            By:      /s/ Lynette L. Powell
                                        ___________________________________

                                            Name:  Lynette L. Powell
                                        ___________________________________
                                                     140 Birchbank Place
                                                     Danville, CA  94506

SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Purchase and Option Agreement ("Agreement") and that I know its contents. I am aware that, by its provisions, my spouse agrees to restrict the shares of capital stock of Rebis, a California corporation (the "Company"), held by him, including my community interest in them (the "Shares"), for a period of time. Furthermore, I acknowledge that I have had the opportunity to ask such questions of representatives of the Company, and to receive such answers and financial and other information concerning the Company and the Agreement, as I have requested or deem necessary for me to understand and evaluate the Agreement. I hereby consent to the restrictions on the Shares, approve of the provisions of the Agreement, and agree that I will not bequeath the Shares or any of them, or any interest in them by my will if I predecease my spouse. I direct that a residuary clause in my will shall not be deemed to apply to my community interest in the Shares.

         Dated: January 17, 2002.


                                            By:      /s/  Reva R. DiGiovanni
                                        ________________________________________
                                            Name:    Reva R. DiGiovanni
                                        ________________________________________

SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Purchase and Option Agreement ("Agreement") and that I know its contents. I am aware that, by its provisions, my spouse agrees to restrict the shares of capital stock of Rebis, a California corporation (the "Company"), held by him, including my community interest in them (the "Shares"), for a period of time. Furthermore, I acknowledge that I have had the opportunity to ask such questions of representatives of the Company, and to receive such answers and financial and other information concerning the Company and the Agreement, as I have requested or deem necessary for me to understand and evaluate the Agreement. I hereby consent to the restrictions on the Shares, approve of the provisions of the Agreement, and agree that I will not bequeath the Shares or any of them, or any interest in them by my will if I predecease my spouse. I direct that a residuary clause in my will shall not be deemed to apply to my community interest in the Shares.

         Dated: January 17, 2002.


                                            By:      /s/ Elisabeth Spanhoff
                                        ________________________________________
                                            Name:    Elisabeth Spanhoff
                                        ________________________________________
                                                     515 Delgado Dr.
                                                     Baton Rouge, LA  70808

                                                                       EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (the "Agreement") is made as of ________________ 200_, by and between Bentley Systems, Incorporated, a Delaware corporation (the "Company"), and the shareholders of Rebis, a California corporation ("Rebis"), listed on the signature page of the Agreement (each a "Shareholder" and, collectively, the "Shareholders").

                                    RECITALS

            a. The Company entered into an Amended and Restated Information and Registration Rights Agreement (as it may be amended from time to time, the "Existing Registration Rights Agreement"), dated December 26, 2000, by and between the Company, Bachow Investment Partners III, L.P., a Delaware limited partnership or any other entity as to which any affiliate of Bachow & Associates, Inc. is the general partner ("Bachow"), the financial institutions party to the Revolving Credit Agreement (as defined in the Existing Registration Rights Agreement) (the "Lenders"), PNC Bank, National Association as agent for the Lenders (the "Agent"), and the persons listed as "Senior Common Stock Purchasers" in the Existing Registration Rights Agreement, as updated from time to time.

            b. The Company, Rebis and certain shareholders of Rebis entered into a Purchase and Option Agreement, dated as of January ___, 2002 (as it may hereafter be amended, the "Purchase Agreement"), under which Rebis (i) issued and sold to the Company 501,932 shares (the "Bentley Preferred Shares") of Rebis's Series A Convertible Preferred Stack, no par value per share, and (ii) the Company and Rebis each acquired an option (the "Purchase Option") to cause the other to enter into an agreement of merger (the "Agreement of Merger") finder which the Company, through a to-be-formed California corporation that will be a wholly-owned subsidiary of the Company, would acquire all of the capital stock of Rebis that the Company does not own after its purchase of the Bentley Preferred Shares in exchange for a combination of cash and shares of the Common Stock (as defined below), the effect of which will be that the Company would own one hundred percent (100%) of the issued and outstanding capital stock of Rebis.

            c. Pursuant to the Agreement of Merger, the consideration for the exercise of the Purchase Option shall be paid to the shareholders of Rebis in a combination of cash and unregistered shares of Common Stock (the "Purchaser Shares").

            d. It is a condition precedent to the Agreement of Merger that the parties hereto enter into this Agreement;

            NOW, THEREFORE, in consideration of the above and of the mutual promises set forth herein, the Company and the Shareholders, intending to be legally bound, hereby agree as follows:

         Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (b) "Common Stock" shall mean the shares of any current or future class or series of the Company's common stock.

            (c) "Holder" shall mean any Shareholder (including Permitted Transferees (as defined in Section 7 hereof)) owning outstanding Registrable Securities which have not been sold to the public.

            (d) The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement by the Commission or pursuant to Section 8 of the Securities Act.

            (e) "Registrable Securities" shall mean (i) all shares of Common Stock or securities of the Company convertible into or exchangeable for Common Stock, and (ii) any shares of Common Stock or other securities issued in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, reorganization, exchange or similar event related to the foregoing; provided, however, the Registrable Securities shall not include any shares of Common Stock (A) which are then already registered, or
(B) which have been sold to the public either pursuant to a registration under the Securities Act or Rule 144, promulgated by the Commission under the Securities Act, or (C) which have been sold or otherwise transferred in a transaction pursuant to which the transferor's rights under this Agreement cannot be transferred.

            (f) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and accounting fees and expenses, but excluding Selling Expenses, fees and disbursements of counsel for the Holders (if counsel is different from counsel for the Company).

            (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (h) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement, and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

3.    Piggyback Registration.

         3.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register for sale to the public generally, at any time subsequent to the Company's initial public offering of securities pursuant to a Registration (the "IPO"), any of its Common Stock either for its own account or the account of a security holder or holders of the Company exercising their respective demand Registration rights on a form that would be suitable for a Registration involving solely Registrable Securities, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (b) use its best efforts to include in such Registration (and any related qualification under Blue Sky laws or other compliance), except as set forth in
Section 2.2.3 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within ten (10) days after delivery of such written notice from the Company.

         3.2 Underwriting in Piggyback Registration.

            3.2.1 Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice pursuant to Section 2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 2. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company (the "Underwriter's Representative"). The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.

            3.2.2 Marketing Limitation in Piggyback Registration. In the event the Underwriter's Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 2 in writing that market factors require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 2.2.3) may limit the number of, or eliminate, the shares of Holders' Registrable Securities to be included in such Registration and underwriting.

            3.2.3 Allocation of Shares in Piggyback Registration. In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 2.2.2, the number of shares to be included in such Registration shall be allocated so that the Registrable Securities held by Holders shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusions, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated pursuant to the terms of the Existing Registration Rights Agreement or any other applicable registration rights agreement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.2.3 shall be included in the Registration Statement. Notwithstanding anything to the contrary herein, in no event shall the number of shares Registrable under the Existing Registration Rights Agreement be limited by the provisions of this
Section 2 or any other provisions of this Agreement.

            3.2.4 Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

         3.3 Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities of a Holder pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such sites or jurisdictions but for this Section 2.3, or subject itself to taxation in any such jurisdiction, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

4. Expenses of Registration. All Registration Expenses incurred in connection with any Registration pursuant to this Agreement shall be borne by the Company. All Selling Expenses incurred in connection with any Registration shall be borne by the Holders of the securities Registered pro rata on the basis of the number of shares Registered.

5. Registration Procedures. The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense, the Company will use its best efforts to:

            (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep such Registration Statement effective for a period of up to 120 day; or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

            (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (d) obtain clearance for such Registration and sale of securities from the National Association of Securities Dealers; and

            (e) promptly notify each Holder of Registrable Securities covered by such Registration Statement, or the Holder's designated attorney-in-fact, whenever a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

7.    Indemnification.

         7.1 Company's Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) to the extent such claims, losses, damages, liabilities or expenses arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder and each person who controls any such Holder for any legal and any other expenses reasonably incurred in connect, on with investigating or defending any such claim, loss, damage, liability, expense or action; provided, however, that the indemnity contained in this
Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be for use in preparation of such prospectus (including any related Registration Statement).

         7.2 Holder's Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company of such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such other Holder, against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further that each Holder's liability under this Section 6.2 shall not exceed such Holder's proceeds net of sales commissions and expenses from the offering of securities made in connection with such Registration.

         7.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced. of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 6.

         7.4 Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         7.5 Survival. The obligations of the Company and Holders under this
Section 6 shall survive the completion of any offering of Registrable Securities of Holders in a registration statement under this Agreement, and otherwise.

         7.6 Underwriting Agreement. Notwithstanding this Section 6, to the extent that the provisions regarding indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8. Transfer of Rights. Subject to the provisions hereunder, so long as the Company is given written notice by a Holder (or a transferee thereof, as the case may be) at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the Registration rights under this Agreement may be transferred in whole or in part; provided, however, that, as a condition to such assignment, (a) such transferee shall be required to execute simultaneously therewith a joinder to this Agreement in form and substance reasonably acceptable to the Company whereby such transferee agrees to be bound by all the terms and provisions of this Agreement as a Holder hereunder; (b) no less than 100,000 shares of Registrable Securities shall be assigned or transferred by a Holder to such transferee; and (c) the transfer of the shares of Registrable Securities from Holder shall not be to a transferee not otherwise prohibited under any other agreement between Holder and the Company (a "Permitted Transferee").

9. Market Stand-Off. Each Shareholder hereby agrees that, if so requested by Purchaser and the underwriters of the IPO, such Shareholder shall enter into a "lock-up" agreement in a form that is reasonably satisfactory to the underwriters of the IPO that states that such Shareholder shall not sell or otherwise transfer any Common Stock during the 180-day period following the closing of the IPO.

      The obligations described in this Section 8 shall not apply to a Registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a Registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

10. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any Registration pursuant to this Agreement shall terminate upon the earlier to occur of the following: (a) all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 under the Securities Act during any ninety (90) day period, or (b) the expiration of three (3) years after the closing of the first registered public offering of Common Stock.

11. Subordination. Notwithstanding anything to the contrary herein, the Registration rights granted under this Agreement are subordinate to any and all Registration rights which the Company has granted to holders of the Company's equity securities prior to the date hereof, particularly pursuant to the Existing Registration Rights Agreement.

12.   Miscellaneous.

         12.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company and the Holders relative to the subject matter hereof. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware.

         12.3 Counterparts. This Agreement maybe executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         12.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or one day after sent via reputable national overnight courier addressed (a) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (b) if to a Holder, at such Holder's address as set forth on the signature pages hereto, or at such other address as the Company or such Holder may designate by ten (10) days advance written notice to the Holders or the Company, respectively.

         12.6 Amendment of Agreement. Any provision of this Agreement may be amended or waived only by a written instrument signed by the Company and with the consent of any Holder or Holders who in the aggregate hold at least fifty percent (50%) of the Purchaser Shares issued at the Merger; provided, however, that no amendment to this Agreement shall become effective without the consent of any party hereto whose rights hereunder are adversely affected by such amendment. Notwithstanding the foregoing, each of the parties hereto acknowledge and agrees that additional parties to this Agreement may be added by a written joinder of a Permitted Transferee of any party hereto without any such consents or approvals.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT D

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    BENTLEY SYSTEMS, INCORPORATED,
                                    a Delaware corporation



                                    By:  _______________________________
                                         Name:
                                         Title:


                                    Address:          690 Pennsylvania Drive
                                                      Exton, PA 19341-1136
                                    Attention:        General Counsel
                                    With a copy to:   Dechert
                                                      4000 Bell Atlantic Tower
                                                      1717 Arch Street
                                                      Philadelphia, PA 19103
                                    Attention:        Carmen J. Romano, Esq.

                                    SHAREHOLDERS: